                                                                  EXHIBIT (b)(1)

                                                                  CONFORMED COPY
                                                                  --------------


                 MULTICURRENCY REVOLVING FACILITIES AGREEMENT

                                 $500,000,000

                               FACILITY AGREEMENT

                             dated 27th March 2001

                                      for

                               THE SAGE GROUP PLC
                            and certain subsidiaries

                                  arranged by

                              LLOYDS TSB BANK Plc

                                      with

                              LLOYDS TSB BANK PLC
                                acting as Agent





                              CMS Cameron McKenna
                                  Mitre House
                             160 Aldersgate Street
                                London EC1A 4DD

                                (02)20 7367 3000
                                 (02)20 736 200

                               (FMO/0X2244.09442)

                               Table of Contents

1.  DEFINITIONS AND INTERPRETATION................................................     1
2.  THE FACILITIES................................................................    16
3.  PURPOSE.......................................................................    16
4.  CONDITIONS OF UTILISATION.....................................................    17
5.  UTILISATION...................................................................    19
6.  OPTIONAL CURRENCIES...........................................................    20
7.  REPAYMENT.....................................................................    23
8.  PREPAYMENT AND CANCELLATION...................................................    23
9.  FACILITY A TERM-OUT OPTION....................................................    26
10.  INTEREST.....................................................................    28
11.  INTEREST PERIODS.............................................................    29
12.  CHANGES TO THE CALCULATION OF INTEREST.......................................    30
13.  FEES.........................................................................    31
14.  TAX GROSS UP AND INDEMNITIES.................................................    33
15.  INCREASED COSTS..............................................................    37
16.  OTHER INDEMNITIES............................................................    38
17.  MITIGATION BY THE LENDERS....................................................    39
18.  COSTS AND EXPENSES...........................................................    40
19.  GUARANTEE AND INDEMNITY......................................................    41
20.  REPRESENTATIONS..............................................................    44
21.  INFORMATION UNDERTAKINGS.....................................................    49
22.  FINANCIAL COVENANTS..........................................................    50
23.  GENERAL UNDERTAKINGS.........................................................    53
24.  EVENTS OF DEFAULT............................................................    59
25.  CHANGES TO THE LENDERS.......................................................    63
26.  CHANGES TO THE OBLIGORS......................................................    66
27.  ROLE OF THE AGENT AND THE ARRANGER...........................................    68
28.  CONDUCT OF BUSINESS BY THE FINANCE PARTIES...................................    73
29.  SHARING AMONG THE LENDERS....................................................    73
30.  PAYMENT MECHANICS............................................................    76
31.  SET-OFF......................................................................    78
32.  NOTICES......................................................................    78
33.  CALCULATIONS AND CERTIFICATES................................................    80
34.  PARTIAL INVALIDITY...........................................................    80
35.  REMEDIES AND WAIVERS.........................................................    80
36.  AMENDMENTS AND WAIVERS.......................................................    81
37.  COUNTERPARTS.................................................................    81
38.  GOVERNING LAW................................................................    82
39.  ENFORCEMENT..................................................................    82

SCHEDULE 1 The Original Parties...................................................    83
PART I The Original Obligors......................................................    83
PART II The Original Lenders......................................................    84
SCHEDULE 2 Conditions precedent...................................................    85
PART I Conditions precedent to initial Utilisation................................    85
PART II Conditions precedent required to be  delivered by an Additional Obligor...    87
SCHEDULE 3 Requests...............................................................    89
PART I Utilisation Request........................................................    89
PART II Selection Notice Applicable to a Term-Out Loan............................    90
SCHEDULE 4 Mandatory Cost formulae................................................    91
SCHEDULE 5 Form of Transfer Certificates..........................................    93
SCHEDULE 6 Form of Accession Letter...............................................    96
SCHEDULE 7 Form of Resignation Letter.............................................    97
SCHEDULE 8 Form of Compliance Certificate.........................................    98
SCHEDULE 9 Existing Security......................................................    99
SCHEDULE 10 LMA Form of Confidentiality Undertaking...............................   100
SCHEDULE 11 Timetables............................................................   105
SCHEDULE 12 Material Subsidiaries.................................................   107
SCHEDULE 13 Existing Priority Debt................................................   110

THIS AGREEMENT is dated 27th March 2001 and made between:

(1)  THE SAGE GROUP PLC, registration number 2231246 (the "Company");

(2) THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original borrowers (together with the Company the "Original Borrowers");

(3)  THE SAGE GROUP PLC as original guarantor (the "Original Guarantor");

(4)  LLOYDS TSB BANK PLC (the "Arranger");

(5) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "Original Lenders"); and

(6)  LLOYDS TSB BANK PLC as agent of the Lenders (the "Agent").

IT IS AGREED as follows:

                                   SECTION 1
                                 INTERPRETATION


1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

      In this Agreement:

      "Accession Letter" means a document substantially in the form set out in
      Schedule 6 (Form of Accession Letter).

      "Acquisition" means the acquisition of any interest in the share capital (or equivalent) or in the business or undertaking or assets constituting a separate business, line of business or undertaking of any company or other person (including, without limitation, any partnership or joint venture).

      "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 26 (Changes to the Obligors).

      "Additional Guarantor" means a company which becomes an Additional Guarantor in accordance with Clause 26 (Changes to the Obligors).

      "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

      "Agent's Spot Rate of Exchange" means the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

      "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

      "Availability Period" means:

      (a) in relation to Facility A, the period from and including the date of this Agreement to and including the date which is the Facility A Term Date; and

      (b) in relation to Facility B, the period from and including the date of this Agreement to and including the date one month before the Final Maturity Date.

      "Available Commitment" means, in relation to a Facility, a Lender's Commitment under that Facility minus:

      (a) the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

      (b) in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than that Lender's participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

      "Available Facility" means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

      "Base Currency" or "$" means U.S. Dollars.

      "Base Currency Amount" means, in relation to a Loan, the amount specified in the Utilisation Request delivered by the Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent's Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date) adjusted to reflect any repayment, prepayment, consolidation or division of the Loan.

      "Board" means the Board of Governors of the Federal Reserve System of the USA (or any successor).

      "Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 26 (Changes to the Obligors).

      "Break Costs" means the amount (if any) by which:

      (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

      exceeds:

      (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

      "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

      (a) (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

      (b) (in relation to any date for payment or purchase of euro) any TARGET Day.

      "Commitment" means a Facility A Commitment or Facility B Commitment.

      "Compliance Certificate" means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) in form and substance satisfactory to the Agent.

      "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 10 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Agent.

      "Conversion Date" means the date notified by the relevant Borrower to the Agent on which a Facility A Loan is to convert into a Term-Out Loan pursuant to Clause 9.1 (Request for Term-Out Loans).

      "Debt" has the meaning given to it in Clause 22 (Financial Covenants).

      "Default" means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

      "EBITDA" has the meaning given to it in Clause 22 (Financial Covenants).

      "Employee Plan" means an "employee pension benefit plan" as defined in
      Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to ERISA and maintained for, or under which contributions are made on behalf of (or to which there is an obligation to contribute on behalf of), employees of any Obligor or any of its ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which any Obligor or any of its ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

      "Environmental Laws" means all laws (statutory common law or otherwise) from time to time regulating the carrying on of any process or activity on the premises and any emissions from and all waste produced by such process or activity with any chemicals or substances relating to the same further relating to health and safety, the workplace, the environment or the provision of energy from time to time in force.

      "Environmental Licence" means any permit, licence, authorisation, consent or other approval required by or given pursuant to any Environmental Laws.

      "ERISA" means, at any date, the US Employee Retirement Income Security Act of 1974 (as amended) and the regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

      "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) that is a member of any Obligor's controlled group, or under common control with any Obligor, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

      "ERISA Event" means any of the following events:

      (a) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to an Employee Plan, as to which the PBGC has not by regulation waived the requirement of
            Section 4043(a) of ERISA that it be notified within thirty days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA shall be a reportable event for the purposes of this sub-paragraph (a) regardless of the issuance of any waivers in accordance with Section 412(d) of the Internal Revenue Code);

      (b) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph
            (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is
            reasonably expected to occur with respect to such Employee Plan within the following 30 days;

      (c) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan under Section 4041(c) of ERISA;

      (d) the institution of proceedings under Section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

      (e) the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance under Section 412 of the Internal Revenue Code or Section 302 of ERISA; or

      (f) an engagement by any Obligor (or any party having any relationship to an Obligor specified in Section 3(14)(E), (F), (G), (H) or (I) of ERISA or by any Employee Plan) in a non-exempt prohibited transaction within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA.

      "Event of Default" means any event or circumstance specified as such in Clause 24 (Events of Default).

      "Existing Facilities" means the $150,000,000 multicurrency revolving credit facility dated 28 April 1999 provided by Lloyds TSB Bank plc and other financial institutions to the Company (as amended and restated).

      "Existing Priority Debt" means the Priority Debt in existence on the date hereof, as set out in Schedule 13, as the same may be extended, renewed or replaced (or successively extended, renewed or replaced) in whole or in part, provided that any such extension, renewal or replacement shall be without increase in the principal amount of such Priority Debt unpaid at the date hereof and any Security securing such Priority Debt on the date hereof shall not be extended to any other property or assets of the Company or any Material Subsidiary not subject to such Security on the date hereof.

      "Facility" means Facility A or Facility B.

      "Facility A" means the revolving loan facility with term out option made available under this Agreement as described in Clause 2 (The Facilities).

      "Facility A Commitment" means:

      (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility A Commitment" in
            Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

      (b) in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

      "Facility A Loan" means a loan made or to be made under Facility A (including a Term-Out Loan) or the principal amount outstanding for the time being of that loan.

      "Facility A Term Date" means the date which is 364 days after the date of this Agreement.

      "Facility B" means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facilities).

      "Facility B Commitment" means:

      (a) in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading "Facility B Commitment" in
            Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

      (b) in relation to any other Lender, the amount in the Base Currency of any Facility B Commitment transferred to it under this Agreement,

      to the extent not cancelled, reduced or transferred by it under this Agreement.

      "Facility B Loan" means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

      "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

      "Fee Letter" means any letter or letters dated on or about the date of this Agreement between the Arranger and the Company (or the Agent and the Company) setting out any of the fees referred to in Clause 13 (Fees).

      "Final Maturity Date" means the date which is five years after the date of this Agreement.

      "Finance Document" means this Agreement, the Syndication Side Letter, any Fee Letter, any Accession Letter and any other document designated as such by the Agent and the Company.

      "Finance Party" means the Agent, the Arranger or a Lender.

      "Financial Indebtedness" means, without double counting, any indebtedness for or in respect of:

      (a)  moneys borrowed;

      (b) any amount raised by acceptance under any acceptance credit facility;

      (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

      (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

      (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

      (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

      (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

      (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

      (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above except that indebtedness owing by one member of the Group to another member of the Group shall not be taken into account as Financial Indebtedness.

      "GAAP" means generally accepted accounting principles, standards and practices from time to time in the United Kingdom or, where relevant in relation to any member of the Group incorporated outside the United Kingdom, other applicable jurisdiction.

      "Group" means the Company and its Subsidiaries for the time being.

      "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 26 (Changes to the Obligors).

      "Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

      "Information Memorandum" means the document in the form approved by the Company concerning the Original Obligors which, at the Company's request and on its behalf, is to be prepared in relation to this transaction and distributed by the Arranger to selected financial institutions.

      "Interest Payable" has the meaning given to it in Clause 22 (Financial Covenants).

      "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

      "Lender" means:

      (a)  any Original Lender; and

      (b) any bank or financial institution which has become a Party in accordance with Clause 25 (Changes to the Lenders),

      which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

      "LIBOR" means, in relation to any Loan:

      (a)  the applicable Screen Rate; or

      (b) (if no Screen Rate is available for the currency or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

      "Loan" means a Facility A Loan or a Facility B Loan.

      "LMA" means the Loan Market Association.

      "Majority Lenders" means:

      (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction); or

      (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 662/3% of all the Loans then outstanding.

      "Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formulae).

      "Margin" means, in respect of the period up to and including the date which falls on the earlier of (i) six months after the Syndication Date and (ii) nine months after the date of the first advance under this Agreement, 0.75 per cent. per annum and, thereafter, the rate per annum determined by reference to the ratio of Net Debt to EBITDA for the Relevant Period ending on the date to which the relevant Compliance Certificate was prepared as shown in the most recent Compliance Certificate delivered together with the financial statements delivered pursuant to Clause 21.1(c) (Financial Statements) received by the Agent, such adjustment to take effect five Business Days after delivery of the relevant Compliance Certificate, in accordance with the following table:


Ratio of Net Debt to EBITDA                            Margin (%p.a.)
---------------------------------------------------------------------
At or above 2.5:1 and at or below 3:1                       0.75
---------------------------------------------------------------------
At or above 1.75:1 and less than 2.5:1                      0.65
---------------------------------------------------------------------
Less than 1.75:1                                            0.55
---------------------------------------------------------------------

      However, the Margin shall be 0.75% per annum while an Event of Default is continuing and is unwaived, provided that immediately upon such Event of Default being waived or remedied, the Margin shall revert to either the level it held immediately prior to the occurrence of such Event of Default or, if a

      Compliance Certificate has been delivered since the occurrence of such Event of Default, such rate as would have applied by reference to that Compliance Certificate were it not for the continuing Event of Default.

      "Margin Stock" means margin stock or "Margin Security" within the meaning of Regulations T, U and X.

      "Market Disruption Event" has the meaning given to it in Clause 12.2(b) (Market Disruption).

      "Material Adverse Effect" means any effect which would be reasonably likely to be materially adverse to the ability of the Company to perform its payment or other material obligations under any of the Finance Documents to which it is a party.

      "Material Subsidiary" means any Subsidiary of which (itself or together with its own Subsidiaries) by reference to the accounts most recently delivered pursuant to clause 21 of this agreement accounts for at least 5% of consolidated turnover, gross assets or PBIT of the Group for the period or as at the last day of the period in respect of which such accounts have been prepared (being, as of the date of this agreement, the companies whose names are set out in Schedule 12 hereto).

      "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

      (a) subject to paragraph (c) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

      (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

      (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

      The above rules will only apply to the last Month of any period.

      "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) maintained or contributed to (or to which there is an obligation to contribute) by any Obligor or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which any Obligor or any of its ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan.

      "Net Debt" has the meaning given to it in Clause 22 (Financial Covenants).

      "Net Interest Payable" has the meaning given to it in Clause 22 (Financial Covenants).

      "Obligor" means a Borrower or a Guarantor.

      "Optional Currency" means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

      "Original Financial Statements" means the audited consolidated financial statements of the Group for the financial year ended 30th September 2000.

      "Original Obligor" means an Original Borrower or an Original Guarantor.

      "Participating Member State" means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to European Monetary Union.

      "Party" means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

      "PBGC" means the Pension Benefit Guaranty Corporation of the USA established pursuant to Section 4002 of the ERISA or any entity succeeding to all or any of its functions under ERISA.

      "PBIT" has the meaning given to it in Clause 22 (Financial Covenants).

      "Priority Debt" means collectively, but without duplication:

      (a)   all Debt of the Company secured by Security; and

      (b)  all Debt of all Subsidiaries

      provided however that Priority Debt shall not include:

      (i)   Debt owed by one member of the Group to another member of the Group;

      (ii)  Debt of Subsidiaries of the Company which are also Guarantors;

      (iii)  any Existing Priority Debt;

      (iv) any Debt as described in paragraph (b) above owed or incurred by a company which becomes a Subsidiary after the date of this Agreement provided that such Debt has been incurred before the acquisition of such Subsidiary (and not in contemplation of it), such Debt has not increased in contemplation of or since the acquisition of such Subsidiary and provided that such Debt shall be taken into account in calculating "Priority Debt" with effect from the date falling 6 months after the acquisition.

      "Qualifying Lender" has the meaning given to it in Clause 14 (Tax gross-up and indemnities).

      "Quotation Day" means, in relation to any period for which an interest rate is to be determined:

      (a)   (if the currency is sterling) the first day of that period;

      (b) (if the currency is euro) two TARGET Days before the first day of that period; or

      (c) (for any other currency) two Business Days before the first day of that period,

      unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

      "Reference Banks" means, in relation to LIBOR, the principal London offices of the Agent, and such other banks as may be appointed by the Agent in consultation with the Borrower.

      "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Relevant Interbank Market" means the London interbank market.

      "Relevant Period" has the meaning given to it in Clause 22 (Financial Covenants).

      "Repayment Dates" has the meaning given to it in Clause 9.3 (Repayment of Term-Out Loans).

      "Repeating Representations" means each of the representations set out in Clause 20 (except for those set out in Clause 20.9 (b) (No default), Clause 20.10 (No Misleading Information), Clause 20.11 (Financial Statements) and Clause 20.14 (Material Subsidiaries)).

      "Resignation Letter" means a letter substantially in the form set out in
      Schedule 7 (Form of Resignation Letter).

      "Rollover Loan" means one or more Loans:

       (a) made or to be made on the same day that one or more maturing Loans is or are due to be repaid;

       (b) the aggregate amount of which is equal to or less than the maturing Loan(s) (unless it is more than the maturing Loan(s) solely because it arose as a result of the operation of Clause 6.2 (Unavailability of a currency));

       (c) in the same currency as the maturing Loan(s) (unless it arose as a result of the operation of Clause 6.2 (Unavailability of a currency)); and

       (d) made or to be made to the same Borrower for the purpose of refinancing a maturing Loan(s).

      "Screen Rate" means in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

      "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

      "Selection Notice" means a notice substantially in the form set out in
      Part II of Schedule 3 (Requests) given in accordance with Clause 11 (Interest Periods) in relation to a Term-Out Loan.

      "Specified Time" means a time determined in accordance with Schedule 11 (Timetables).

      "Subsidiary" means:

      (a) (except for the purpose of Clause 22 (Financial Covenants) and the preparation of consolidated financial statements) a subsidiary within the meaning of section 736 of the Companies Act 1985; and

      (b) (for the purpose of Clause 22 (Financial Covenants)), a subsidiary undertaking within the meaning of section 258 of the Companies Act 1985.

      "Syndication Date" means the date on which syndication of the Facilities has been completed as specified in the Syndication Side Letter.

      "Syndication Side Letter" means the letter dated on or about the date of this Agreement from the Agent to the Company.

      "TARGET" means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

      "TARGET Day" means any day on which TARGET is open for the settlement of payments in euro.

      "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

      "Taxes Act" means the Income and Corporation Taxes Act 1988.

      "Term-Out Loan" has the meaning given to it in Clause 9.1 (Request for Term-Out Loans).

      "Term-Out Loan Repayment Dates" means each date specified in Clause 9.3 (Repayment of Term-Out Loans) for the repayment of Term-Out Loan Repayment Instalments.

      "Term-Out Loan Repayment Instalments" means each instalment for payment of the Term-Out Loans specified in Clause 9.3 (Repayment of Term-Out Loans).

      "Total Commitments" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being $500,000,000 at the date of this Agreement.

      "Total Facility A Commitments" means the aggregate of the Facility A Commitments, being $250,000,000 at the date of this Agreement.

      "Total Facility B Commitments" means the aggregate of the Facility B Commitments, being $250,000,000 at the date of this Agreement.

      "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Agent and the Company.

      "Transfer Date" means, in relation to a transfer, the later of:

      (a)   the proposed Transfer Date specified in the Transfer Certificate;
            and

      (b)   the date on which the Agent executes the Transfer Certificate.

      "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

      "U.S. Dollars" means the lawful currency for the time being of the United States of America.

      "US Obligor" means an Obligor incorporated in the USA.

      "Utilisation" means a utilisation of a Facility.

      "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

      "Utilisation Request" means a notice substantially in the form set out in
      Part I of Schedule 3 (Requests).

      "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2  Construction

(a)  Any reference in this Agreement to:

     (i) "assets" includes present and future properties, revenues and rights of every description;

     (ii) the "European interbank market" means the interbank market for euro operating in Participating Member States;

     (iii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

     (iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (v) a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

     (vi) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, which is generally complied with by the person to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (vii) a provision of law is a reference to that provision as amended or re-enacted; and

     (viii) unless a contrary indication appears, a time of day is a reference to London time.

     (b)  Section, Clause and Schedule headings are for ease of reference only.

     (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

     (d) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3   Third Party Rights

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

                                   SECTION 2
                                 THE FACILITIES

2.   THE FACILITIES

2.1  The Facilities

     Subject to the terms of this Agreement, the Lenders make available to the
     Borrowers:

     (a) a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility A Commitments with a term-out option; and

     (b) a multicurrency revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.

2.2  Lenders' rights and obligations

(a) The obligations of each Lender under the Finance Documents are several. Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.  PURPOSE

3.1  Purpose

(a) Each Borrower shall apply all amounts borrowed by it under Facility A and Facility B towards (in the case of the Company only) the refinancing of its Existing Facilities and (in the case of each Borrower) towards its general corporate purposes, including, subject to Clause 23.8 (Acquisitions), the making of Acquisitions. The Existing Facilities must be repaid in full from the proceeds of Loan(s) made at first drawdown under this Agreement.

(b) No amount borrowed under the Facilities shall be applied in any manner that may be illegal or contravene the provisions of Section 151 of the Companies Act 1985 or where an Obligor is incorporated in a jurisdiction other than England and Wales, any equivalent law in that other jurisdiction.

3.2  Monitoring

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   CONDITIONS OF UTILISATION

4.1  Initial Conditions Precedent

     No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2  Further conditions precedent

(a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

     (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

     (ii) the Repeating Representations to be made by each Obligor are true in all material respects.

(b) The Lenders will only be obliged to comply with Clause 6.3 (Change of currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by each Obligor are true in all material respects.

4.3  Conditions relating to Optional Currencies

(a) A currency will constitute an Optional Currency in relation to a Loan if it is either:

     (i)   euro, Sterling, Swiss Francs or Japanese Yen; or

     (ii) not a currency referred to paragraph (i) of this Clause 4.3(a) but is a currency which is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan.

(b) If by the Specified Time the Agent has received a written request from the relevant Borrower for a currency, the Agent will notify the Lenders of that request by the Specified Time. Each Lender will notify the Agent by the Specified Time if the requested currency is not readily available to it and in such circumstances the relevant Lender will fund its proportion of the relevant Loan in the Base Currency Amount. Based on any responses received by the Agent by the Specified Time, the Agent will confirm to the relevant Borrower by the Specified Time:

     (i) which Lenders will advance in the requested currency and which, if any, will advance in the Base Currency; and

     (ii) the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

(c) If the euro constitutes an Optional Currency at any time, a Loan will only be made available in the euro unit or any other units of the euro agreed by the Majority Lenders.

4.4  Maximum number of Loans

(a) A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

     (i)  more than 10 Facility A Loans would be outstanding; or

     (ii) more than 15 Facility B Loans would be outstanding.

(b) A Borrower may not request that a Term-Out Loan be divided if, as a result of the proposed division, more than 10 Facility A Loans would be outstanding.

(c) Any Loan made by a single Lender under Clause 6.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

4.5  Existing Facilities

     The Company shall ensure that all amounts outstanding under its Existing Facilities have been (or will, simultaneously with the drawing of the first Utilisation, be) paid in full and that all outstanding commitments under those facilities have been (or will, simultaneously with the drawing of the first Utilisation, be) cancelled and, except as otherwise provided in the Syndication Side Letter, any Security granted in respect of those facilities has been (or will, simultaneously with the drawing of the first Utilisation, be) discharged and released in whole.

                                   SECTION 3
                                  UTILISATION

5.   UTILISATION

5.1  Delivery of a Utilisation Request

     A Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2  Completion of a Utilisation Request

(a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

     (i)    it identifies the Facility to be utilised;

     (ii) the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

     (iii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

     (iv)   the proposed Interest Period complies with Clause 11 (Interest
            Periods);

     (v) (in the case of a Term-Out Loan) the proposed Repayment Date complies with Clause 9.3 (Repayment of Term-Out Loans); and

     (vi) it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of euro, the principal financial centre of a Participating Member State in which banks are open for general business on that day or London) to which the proceeds of the Utilisation are to be credited.

(b)  Only one Loan may be requested in each Utilisation Request.

5.3  Currency and amount

(a) The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)  The amount of the proposed Loan must be:

     (i) if the currency selected is the Base Currency, a minimum of $5,000,000 or, if less, the Available Facility; or

     (ii) if the currency selected is an Optional Currency, the minimum amount (or an integral multiple, if required) specified by the Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the Available Facility.

5.4  Lenders' participation

(a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available through its Facility Office.

(b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c) The Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan by the Specified Time.

6.   OPTIONAL CURRENCIES

6.1  Selection of currency

(a) A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan:

     (i)  (in the case of an initial Utilisation) in a Utilisation Request; and

     (ii) (afterwards in relation to a Term-Out Loan made to it) in a Selection Notice in each case by the specified time.

(b) If a Borrower (or the Company on its behalf) fails to issue a Selection Notice in relation to a Term-Out Loan, it shall be deemed to have requested that the Loan will remain denominated for its next Interest Period in the same currency in which it is then outstanding.

(c) If a Borrower (or the Company on its behalf) issues a Selection Notice requesting a change of currency and the first day of the requested Interest Period is not a Business Day for the new currency, the Agent shall promptly notify the Borrower and the Lenders and the Loan will remain in the existing currency (with Interest Periods running from one Business Day until the next Business Day) until the next day which is a Business Day for both currencies, on which day the requested Interest Period will begin.

6.2  Unavailability of a currency

     If before the Specified Time on any Quotation Day:

(a) the Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

(b) a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

     the Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this

     Clause 6.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender's proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender's proportion of the Base Currency Amount of the maturing Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

6.3  Change of currency

(a) If a Term-Out Loan is to be denominated in different currencies during two successive Interest Periods:

     (i) if the currency for the second Interest Period is an Optional Currency, the amount of the Loan in that Optional Currency will be calculated by the Agent as the amount of that Optional Currency equal to the Base Currency Amount of the Loan at the Agent's Spot Rate of Exchange at the Specified Time;

     (ii) if the currency for the second Interest Period is the Base Currency, the amount of the Loan will be equal to the Base Currency Amount;

     (iii) (unless the Agent and the relevant Borrower agree otherwise in accordance with paragraph (b) below) the relevant Borrower shall repay the Loan on the last day of the first Interest Period in the currency in which it was denominated for that Interest Period; and

     (iv) (subject to Clause 4.2 (Further conditions precedent)) the Lenders shall re-advance the Loan in the new currency in accordance with Clause 6.5 (Agent's calculations).

(b)  If the Agent and the relevant Borrower agree, the Agent shall:

     (i)    apply the amount paid to it by the Lenders pursuant to paragraph
            (a)(iv) above (or so much of that amount as is necessary) in or towards purchase of an amount in the currency in which the Term-Out Loan is outstanding for the first Interest Period; and

     (ii) use the amount it purchases in or towards satisfaction of the relevant Borrower's obligations under paragraph (a)(iii) above.

(c) If the amount purchased by the Agent pursuant to paragraph (b)(i) above is less than the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify such Borrower and such Borrower shall, on the last day of the first Interest Period, pay an amount to the Agent (in the currency of the outstanding Term-Out Loan for the first Interest Period) equal to the difference.

(d) If any part of the amount paid to the Agent by the Lenders pursuant to paragraph (a)(iv) above is not needed to purchase the amount required to be repaid by the relevant Borrower, the Agent shall promptly notify such Borrower and pay such Borrower, on the last day of the first Interest Period that part of that amount (in the new currency).

6.4  Same Optional Currency during successive Interest Periods

(a) If a Term-Out Loan is to be denominated in the same Optional Currency during two successive Interest Periods, the Agent shall calculate the amount of the Term-Out Loan in the Optional Currency for the second of those Interest Periods (by calculating the amount of Optional Currency equal to the Base Currency Amount of that Term-Out Loan at the Agent's Spot Rate of Exchange at the Specified Time) and (subject to paragraph (b) below):

     (i) if the amount calculated is less than the existing amount of that Term-Out Loan in the Optional Currency during the first Interest Period, promptly notify the relevant Borrower and such Borrower shall pay, on the last day of the first Interest Period, an amount equal to the difference; or

     (ii) if the amount calculated is more than the existing amount of that Term-Out Loan in the Optional Currency during the first Interest Period, promptly notify each Lender and, if no Event of Default is continuing, each Lender shall, on the last day of the first Interest Period, pay its participation in an amount equal to the difference.

(b) If the calculation made by the Agent pursuant to paragraph (a) above shows that the amount of the Term-Out Loan in the Optional Currency has increased or decreased by less than 5 per cent. compared to its Base Currency Amount, no notification shall be made by the Agent and no payment shall be required under paragraph (a) above.

6.5  Agent's calculations

(a) All calculations made by the Agent pursuant to this Clause 6 will take into account any repayment, prepayment, consolidation or division of Term-Out Loans to be made on the last day of the first Interest Period.

(b) Each Lender's participation in a Loan will, subject to paragraph (a) above, be determined in accordance with paragraph (b) of Clause 5.4 (Lenders' participation).

                                   SECTION 4
                     REPAYMENT, PREPAYMENT AND CANCELLATION

7.  REPAYMENT

7.1  Repayment of Facility A Loans

(a)  Each Borrower which has drawn a Facility A Loan (other than a Term-Out
     Loan) shall repay such Facility A Loan on the last day of its Interest Period.

(b) All Facility A Loans (other than Term-Out Loans), to the extent that they have not already been repaid or prepaid, shall be repaid on the Facility A Term Date.

(c) Term-Out Loans shall be repaid in accordance with Clause 9.3 (Repayment of Term-Out Loans).

7.2  Repayment of Facility B Loans

(a) Each Borrower which has drawn a Facility B Loan shall repay that Loan on the last day of its Interest Period.

(b) All Facility B Loans, to the extent that they have not already been repaid or prepaid, shall be repaid on the Final Maturity Date.

8.   PREPAYMENT AND CANCELLATION

8.1  Illegality

     If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

     (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

     (b) upon the Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

     (c) each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2  Change of control

(a) If any person or group of persons acting in concert gains control of the Company after the date of this Agreement:

     (i) the Company shall promptly notify the Agent upon becoming aware of that event;

     (ii) the Company may not make a Utilisation (except for a Rollover Loan) unless otherwise agreed by the Majority Lenders; and

     (iii) if the Majority Lenders so require and after having consulted with the Company in good faith for not less than 30 days following the change of control, the Agent shall, by not less than 10 Business Days' notice to the Company, cancel the Facilities and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

(b) For the purpose of paragraph (a) above "control" has the meaning given to it in section 416(2) of the Taxes Act.
(c) For the purpose of paragraph (a) above "acting in concert" has the meaning given to it in the City Code on Takeovers and Mergers.

8.3  Disposal Proceeds

     Any consideration in respect of a disposal of an asset by a member of the Group which must be applied in reduction of outstanding Loans pursuant to Clause 23.4(b)(xi) (Disposals) shall be applied first in reduction of
                                                     -----
     indebtedness in respect of any Facility A Loans which are outstanding pro rata and in respect of each Loan and pro rata against the instalments in Clause 9.3 and secondly, in reduction of indebtedness and cancellation of
                    --------
     Commitment in respect of Facility B. Any such prepayment and cancellation of Commitment shall be made on the next interest payment date following the date of the relevant disposal or on the date falling 3 months after the relevant disposal, if earlier. Payments made other than on the last day of an Interest Period shall be subject to breakage costs.

8.4  Voluntary cancellation

     The Company may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $5,000,000) of an Available Facility. Any cancellation under this Clause 8.4 shall reduce the Commitments of the Lenders rateably under that Facility.

8.5  Voluntary prepayment of Loans

(a) The Borrower to which a Loan has been made may, if it gives the Agent not less than 5 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of $5,000,000).

(b) Any prepayment of Term-Out Loans under this Clause 8.5 shall satisfy the obligations under Clause 9.3 (Repayment of Term-Out Loans) against the remaining Term-Out Loan Repayment Instalments proportionally.

8.6  Right of repayment and cancellation in relation to a single Lender

(a)  If:

     (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

     (ii) any Lender claims indemnification from a Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs);

     the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation(s) in the Loans.

(b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation(s) in each Loan.

8.7  Automatic Cancellation

(a) The Facility A Commitment shall be automatically reduced and cancelled by an amount equal to any part of Facility A which remains undrawn at the close of business on the last day of the Availability Period, which amount shall be applied against the Facility A Commitment of each Bank pro rata.

(b) The Facility B Commitment shall be automatically reduced and cancelled by an amount equal to any part of Facility B which remains undrawn at the close of business on the last day of the Availability Period, which amount shall be applied against the Facility B Commitment of each Bank pro rata.

8.8  Restrictions

(a) Any notice of cancellation or prepayment given by any Party under this Clause 8 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)  A Borrower may not reborrow any part of a Term-Out Loan which is prepaid.

(d) Unless a contrary indication appears in this Agreement, any part of Facility A (other than a Term-Out Loan) and Facility B which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(e) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g) If the Agent receives a notice under this Clause 8 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

9.  FACILITY A TERM-OUT OPTION

9.1  Request for Term-Out Loans

     A Borrower shall be entitled at any time prior to the Facility A Term Date, by giving notice in writing to the Agent at least five Business Days before each Conversion Date, to require that each Facility A Loan drawn by it and specified in such notice be converted into a Term-Out Loan under Facility A with effect on and from the Conversion Date (which shall be the final day of the current Interest Period applicable to that Facility A Loan).

9.2  Making of Term-Out Loans

     The Lenders shall, subject to the terms and conditions of this Agreement (including Clause 4 (Conditions of Utilisation), Clause 5 (Utilisation) and Clause 6 (Optional Currencies)), make the Term-Out Loans requested by the relevant Borrower on receipt of a duly completed Utilisation Request, together with the notice referred to in Clause 9.1 above.

9.3  Repayment of Term-Out Loans

     Each Term-Out Loan outstanding on the Conversion Date referable to it (the "Outstanding Amount") shall be repaid on the dates set out in the table below in the percentages of the Outstanding Amount set opposite such date together with all accrued interest on each amount required and any other Unpaid Sums outstanding on each Repayment Date. No Term-Out Loan, once repaid, may be re-borrowed.

      Term-Out Loan Repayment Date               Term-Out Loan Repayment Instalment
                                            (expressed as a percentage of the amount of
                                             the Term-Out Loan on the Conversion Date)
---------------------------------------------------------------------------------------
2nd Anniversary of this Agreement           20%
---------------------------------------------------------------------------------------
3rd Anniversary of this Agreement           20%
---------------------------------------------------------------------------------------
4th Anniversary of this Agreement           25%
---------------------------------------------------------------------------------------
Final Maturity Date                         35%
---------------------------------------------------------------------------------------

9.4  Interest on Term-Out Loans

     The length of the Interest Periods and the calculation and payment of interest on the Term--Out Loan(s) shall be determined and made in accordance with Clause 11 (Interest Periods) and clause 10 (Interest).

9.5  Currency of Term-Out Loans

     The currency of each Term-Out Loan during each of its Interest Periods (and other matters relating to the re-denomination and re-basing of Term-Out Loans) shall be determined in accordance with Clause 6 (Optional Currencies).

9.6  Effect on Facility A Commitment

     On the date on which a Term-Out Loan is made, the Facility A Commitment of each Lender shall be cancelled and reduced by a corresponding amount.

9.7  Notices Irrevocable

     Any notice give by a Borrower under this Clause 9 shall be irrevocable and unconditional.

                                   SECTION 5
                              COSTS OF UTILISATION

10.  INTEREST

10.1 Calculation of interest

     The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)  Margin;

     (b)  LIBOR; and

     (c)  Mandatory Cost, if any.

10.2  Payment of interest

      The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of the Interest Period).

10.3  Default interest

(a) If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is the sum of 1 per cent and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).

(b) However if the overdue amount is principal of a Loan and became due on a day other than the last day of an Interest Period relating to that Loan, the first Interest Period applicable to that overdue amount shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest on that overdue amount for that Interest Period shall be the sum of 1 per cent. and the rate applicable to it immediately before it became due.

(c) Any interest accruing under this Clause 10.3 shall be immediately payable by the Obligor on demand by the Agent.

(d) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4  Notification of rates of interest

      The Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

11.  INTEREST PERIODS

11.1 Selection of Interest Periods

(a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (with respect to a Term-Out Loan) in a Selection Notice.

(b) Each Selection Notice for a Term-Out Loan is irrevocable and must be delivered to the Agent by the relevant Borrower (or the Company) not later than the Specified Time.

(c) If a Borrower (or the Company on its behalf) fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will, subject to Clause 11.2 (Changes to Interest Periods) be one Month.

(d) Subject to this Clause 11, a Borrower (or the Company) may select an Interest Period of one, two, three or six Months or any other period agreed between the Company and the Agent (acting on the instructions of all the Lenders). In addition a Borrower (or the Company on its behalf) may select an Interest Period of less than one Month if necessary to ensure that there are sufficient Term-Out Loans (with an aggregate Base Currency Amount equal to or greater than the Term-Out Loan Repayment Instalment) which have an Interest Period ending on a Term-Out Loan Repayment Date for the Borrower to make the Term-Out Loan Repayment Instalment due on that date.

(e) Each Interest Period commencing before the Syndication Date shall be a period of one month (or any shorter period (i) ending on the Syndication Date or (ii) agreed between the relevant Borrower and Agent).

(f) An Interest Period for a Facility A Loan (other than a Term-Out Loan) shall not extend beyond the Facility A Term Date.

(g) An Interest Period for a Term-Out Loan and a Facility B Loan shall not extend beyond the Final Maturity Date.

(h) Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(i) Facility A Loans (other than Term-Out Loans) and Facility B Loans each have one Interest Period only.

(j) Each Interest Period for a Term-Out Loan shall start on its Conversion Date or (if already made) on the last day of its preceding Interest Period.

11.2  Changes to Interest Periods

(a) Prior to determining the interest rate for a Term-Out Loan, the Agent may shorten an Interest Period for any Term-Out Loan to ensure there are sufficient Term-Out Loans with an Interest Period ending on a Term-Out Loan Repayment Date for the Borrowers to make the Term-Out Loan Repayment Instalment due on that Term-Out Loan Repayment Date.

(b) If the Agent makes any of the changes to an Interest Period referred to in this Clause 11.2 it shall promptly notify the Company and the Lenders.

11.3  Non-Business Days

      If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.4  Consolidation and division of Term-Out Loans

(a)   Subject to paragraph (b) below, if two or more Interest Periods:

      (i)   relate to Term-Out Loans in the same currency; and

      (ii)  end on the same date,

      those Term-Out Loans will, unless a Borrower specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Term-Out Loan on the last day of the Interest Period.

(b) Subject to Clause 4.4 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if a Borrower requests in a Selection Notice that a Term-Out Loan be divided into two or more Term-Out Loans, that Term-Out Loan will, on the last day of its Interest Period, be so divided with Base Currency Amounts specified in that Selection Notice, being an aggregate Base Currency Amount equal to the Base Currency Amount of the Term-Out Loan immediately before its division.

12.   CHANGES TO THE CALCULATION OF INTEREST

12.1  Absence of quotations

      Subject to Clause 12.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2  Market disruption

(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

     (i)  the applicable Margin;

     (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

     (iii) the Mandatory Cost, if any, applicable to that Lender's participation in the Loan.

(b)  In this Agreement "Market Disruption Event" means:

     (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and period; or

     (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 50 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

12.3 Alternative basis of interest or funding

(a) If a Market Disruption Event occurs and the Agent or the Company so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

12.4 Break Costs

(a) Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.  FEES

13.1 Commitment fee

(a) The Company shall pay to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of:

     (i) 0.20 per cent. per annum on that Lender's Available Commitment under Facility A for the Availability Period applicable to Facility A; and

     (ii) 50 per cent. of the applicable Margin which would apply to a Facility B Loan drawn on that day, on that Lender's Available Commitment under Facility B for the Availability Period applicable to Facility B; and

(b) The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the relevant Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

13.2 Underwriting and Arrangement fee

     The Company shall pay to the Arranger an arrangement and underwriting fee in the amount and at the times agreed in a Fee Letter.

13.3 Agency fee

     The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

13.4 Term-Out fee

     In respect of any Facility A Loan which is converted into a Term-Out Loan, the Company shall pay to the Agent (for the account of each Lender) on the Facility A Term Date a fee in the Base Currency computed at a rate of 0.10 per cent. on the amount of the Facility A Loan which is converted into a Term-Out Loan under Clauses 9.1 and 9.2 of this Agreement.

                                   SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS

14.   TAX GROSS UP AND INDEMNITIES

14.1  Definitions

(a)   In this Clause 14:

      "Protected Party" means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

      "Qualifying Lender" means a Lender which is (on the date a payment falls due):

      (i) within the charge to United Kingdom corporation tax as respects that payment and that is a Lender in respect of an advance made by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act in section 840A of the Taxes Act) at the time that advance was made; or

      (ii) entitled to that payment under a double taxation agreement in force on that date (subject to the completion of any necessary procedural formalities) without a Tax Deduction (a "Treaty Lender").

      "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

      "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

      "Tax Payment" means an increased payment made by an Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

(b) In this Clause 14 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

14.2  Tax gross-up

(a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) The Company or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c) If a Tax Deduction is required by law to be made by an Obligor in one of the circumstances set out in paragraph (d) below, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

      (i)   is the Agent or the Arranger (on its own behalf); or

      (ii) is a Qualifying Lender, unless that Qualifying Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate the Tax Deduction is required to be made as a result of the failure of that Qualifying Lender to comply with paragraph (g) below; or

      (iii) is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

(e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

14.3  U.S. Taxes

(a) A Borrower shall not be required to pay any additional amount pursuant to Clause 14.2 (Tax Gross-up) in respect of United States federal income taxes with respect to a sum payable by it pursuant to this Agreement to a Lender if such Lender on the date it becomes a party to this Agreement either:

      (i) is not a "United States Person" (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code")) and is not entitled to submit either (x) an Internal Revenue Service Form W-8BEN (or such successor Form as shall be adopted from time to time by the United States taxation authorities) relating to such Lender and claiming complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by such Borrower as a result of a tax treaty concluded with the United States or (y) an Internal Revenue Service Form W-8ECI (or such successor Form as shall be adopted from time to time by the United States taxation authorities) relating to all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by such Borrower as a result of such amounts being effectively connected with a trade or business in the United States; or

      (ii)  is a United States Person; or

      (iii) is not a United States Person but is entitled to submit either of the forms referred to in sub-paragraphs (x) and (y) of paragraph (1) above and has (unless the relevant Borrower failed to give the notification referred to in paragraph (c) below) failed to submit any form, certificate or other information with respect to such sum payable that it was required to submit to the Borrower pursuant to paragraph (b) below and is entitled to submit under applicable law.

(b) If a Lender is not a United States Person it shall (if and to the extent that it is entitled to do so under applicable law) submit as soon as reasonably practicable after the date such Lender becomes a party to this Agreement in duplicate to the relevant Borrower duly completed and signed copies of either Internal Revenue Service Form W-8BEN (or such successor Form as shall be adopted from time to time by the United States taxation authorities) (relating to such Lender and claiming complete exemption from withholding on all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by the Purchaser as a result of a tax treaty concluded with the United States) or Internal Revenue Service Form W-8ECI (or such successor Form as shall be adopted from time to time by the United States taxation authorities) (relating to all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by such Borrower as a result of such amounts being effectively connected with a trade or business in the United States). Thereafter and from time to time, such Lender shall (if and to the extent that it is entitled to do so under applicable law and as soon as practicable after notification from the relevant Borrower) submit to the relevant Borrower such additional duly completed and signed copies of one or the other such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxation authorities) or any additional information as may be required under then current United States law or regulations to claim the inapplicability of or exemption from United States withholding taxes on payments in respect of all amounts (to which such withholding would otherwise apply) to be received by such Lender, including fees, pursuant to this Agreement in connection with any borrowing by the such Borrower.

(c) To the extent that any Borrower becomes aware of the need for any Form or information referred to in the second sentence of paragraph (b) above, it will notify the relevant Lenders as soon as reasonably practicable thereafter.

14.4  Tax indemnity

(a) The Company shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)   Paragraph (a) above shall not apply with respect to any Tax assessed on:

      (i)   a Finance Party:

            A. under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

            B. under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

            if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

      (ii) the Agent, as a result of the failure by a Lender to satisfy on the due date of a payment of interest either of the conditions set out in paragraphs (a) and (b) of Clause 27.15 (Lenders' tax status confirmation).

(c) A Protected Party making, or intending to make, a claim pursuant to paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company.

(d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.4, notify the Agent.

14.5  Tax Credit

      If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

      (i)   a Tax Credit is attributable to that Tax Payment; and

      (ii)  that Finance Party has obtained, utilised and retained that Tax
            Credit,

      the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

14.6  Stamp taxes

      The Company shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

14.7  Value added tax

(a) All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b) Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of the VAT.

15.   INCREASED COSTS

15.1  Increased costs

(a) Subject to Clause 15.3 (Exceptions) the Company shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or
      (ii) compliance with any law or regulation made after the date of this Agreement.

(b)   In this Agreement "Increased Costs" means:

      (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

      (ii)  an additional or increased cost; or

      (iii) a reduction of any amount due and payable under any Finance
            Document,

      which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15.2  Increased cost claims

(a) A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company.

(b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs (together with reasonable supporting evidence provided that no Finance Party shall be obliged to disclose to any Borrower or any other person any information concerning its financial or tax affairs or to arrange its tax affairs in any particular manner).

15.3  Exceptions

(a) Clause 15.1 (Increased costs) does not apply to the extent any Increased Cost is:

      (i) attributable to a Tax Deduction required by law to be made by an Obligor;

      (ii) compensated for by Clause 14.4 (Tax indemnity) (or would have been compensated for under Clause 14.4 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 14.4 (Tax indemnity) applied);

      (iii) compensated for by the payment of the Mandatory Cost; or

      (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b) In this Clause 15.3, a reference to a "Tax Deduction" has the same meaning given to the term in Clause 15.1 (Definitions).

16.   OTHER INDEMNITIES

16.1  Currency indemnity

(a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

      (i)   making or filing a claim or proof against that Obligor;

      (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

      that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and
      (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2  Other indemnities

      The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

      (a)   the occurrence of any Event of Default;

      (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Lenders);

      (c) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

      (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

16.3  Indemnity to the Agent

      The Company shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

      (a)   investigating any event which it reasonably believes is a Default;
            or

      (b) entering into or performing any foreign exchange contract for the purposes of Clause 6 (Optional Currencies); or

      (c) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16.4  Acquisition Financing Indemnity

      The Company shall, within three Business Days of demand, indemnify each Finance Party, each of their respective Affiliates and each of their respective directors, officers, employees or agents (each an "Indemnified Party") against any cost, expense, loss or liability (including legal fees) incurred by that Indemnified Party (otherwise than by reason of the gross negligence or wilful misconduct of that Indemnified Party) related to, arising out of or in connection with any Indemnified Party financing or refinancing, or agreeing to finance or refinance, any acquisition of any shares by the Company (in each case pursuant to this Agreement).

17.  MITIGATION BY THE LENDERS

17.1  Mitigation

(a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 8.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2  Limitation of liability

(a) The Company shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

18.   COSTS AND EXPENSES

18.1  Transaction expenses

      The Company shall promptly on demand pay the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

      (a) this Agreement and any other documents referred to in this Agreement; and

      (b) any other Finance Documents executed after the date of this Agreement.

18.2  Amendment costs

      If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Company shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

18.3  Enforcement costs

      The Company shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                   SECTION 7
                                   GUARANTEE

19.   GUARANTEE AND INDEMNITY

19.1  Guarantee and indemnity

      Each Guarantor irrevocably and unconditionally jointly and severally:

      (a) guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

      (b) undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

      (c) indemnifies each Finance Party immediately on written demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

19.2  Continuing guarantee

      This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3  Reinstatement

      If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

      (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

      (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

19.4  Waiver of defences

      The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

      (a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

      (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

      (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

      (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

      (e) any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

      (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

      (g)   any insolvency or similar proceedings.

19.5  Immediate recourse

      Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6  Appropriations

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

      (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

      (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 19.

19.7  Deferral of Guarantors' rights

      Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

      (a)   to be indemnified by an Obligor;

      (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

      (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

19.8  Additional security

      This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

                                   SECTION 8
              REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.   REPRESENTATIONS

      Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party on the date of this Agreement (other than in the case of the representations and warranties in Clause 20.10 (No misleading information) which shall be made on the date on which the Information Memorandum is agreed and dated).

20.1  Status

      (a) It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

      (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

20.2  Binding obligations

      The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 26 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

20.3  Non-conflict with other obligations

      The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

      (a)   any law or regulation applicable to it;

      (b)   the constitutional documents of any member of the Group; or

      (c) any material agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group's assets.

20.4  Power and authority

      It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

20.5  Validity and admissibility in evidence

      All Authorisations required:

      (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

      (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

      have been obtained or effected and are in full force and effect or will be obtained or effected and be in full force and effect when required.

20.6  Governing law and enforcement

      Subject to equitable principles, insolvency laws and other laws of general application affecting creditors:

      (a) the choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation; and

      (b) any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

20.7  Deduction of Tax

      It is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

20.8  No filing or stamp taxes

      Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

20.9  No default

(a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b) No other event or circumstance is outstanding which constitutes a material default under any other material agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or its Subsidiaries') assets are subject which would be reasonably likely to have a Material Adverse Effect.

20.10  No misleading information

(a) Any factual information provided by or on behalf of a member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b) The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c) To the best of such Obligor's knowledge, nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

20.11  Financial statements

(a) The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b) The Original Financial Statements fairly represent its financial condition and consolidated operations (consolidated in the case of the Company) during and for the relevant financial year.

(c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of the Original Financial Statements, in each case which has had or is likely to have a Material Adverse Effect.

20.12  Pari passu ranking

       Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.13  No proceedings pending or threatened

       No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which have a reasonable likelihood of success and which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

20.14  Material Subsidiaries

       Each member of the Group which, as at the date of this Agreement, is a Material Subsidiary is included in Schedule 12 (Material Subsidiaries).

20.15  Employee Benefit Plans

(a) Except as could not be reasonably expected to have a Material Adverse Effect, none of the Obligors or any ERISA Affiliate has incurred any liability to or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of violation of
       Section 515 of ERISA or otherwise pursuant to Section 4201, 4204, or 4212(c) of ERISA.

(b) Except as would not be reasonably expected to have a Material Adverse Effect, each Employee Plan is in compliance in all material respects in form and operation with ERISA and the Internal Revenue Code and all other applicable laws and directives.

(c) Except as disclosed or except as could not be reasonably expected to have a Material Adverse Effect, each Employee Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has been determined by the IRS after 1 January 1994 to be so qualified or the remedial amendment period within which an application for such a determination may be filed with the IRS has not expired.

(d) The fair market value of the assets of each Employee Plan subject to Title IV of ERISA is at least equal to the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Employee Plan determined using the actuarial assumptions and methods used by the actuary to such Employee Plan in its most recent valuation of such Employee Plan (except to the extent any such underfunding does not have and would not be reasonably expected to have a Material Adverse Effect).

(e) There are no actions, suits or claims pending against or with respect to any Employee Plan (other than routine claims for benefits) or, to its knowledge or the knowledge of its ERISA Affiliates (in each case after due inquiry), threatened against or with respect to any Employee Plan which has or could reasonably be expected to have a Material Adverse Effect.

(f) Except as could not reasonably be expected to have a Material Adverse Effect, each Obligor and each of its ERISA Affiliates has made all material contributions to or under each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Employee Plan and any contract or agreement requiring contributions to an Employee Plan.

(g) Except as could not reasonably be expected to have a Material Adverse Effect, none of the Obligors nor any ERISA Affiliate has ceased operations at a facility so as to become subject to the provisions of
       Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Employee Plan subject to Section 4064(a) of ERISA to which it made contributions.

(h) Except as could not reasonably be expected to have a Material Adverse Effect, none of the Obligors nor any ERISA Affiliate has incurred or could reasonably be expected to incur any liability to the PBGC.

(i) Except as would not be reasonably expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably likely to occur.

20.16  U.S. Federal Reserve Regulation

       Except to pay for the purchase of shares in connection with an Acquisition in compliance with Clause 23.8 (Acquisitions), the proceeds of the Loans will not be used, directly or indirectly, in whole or in part, for any purpose which might (whether immediately, incidentally or ultimately) cause the Loans (or any part thereof) to be a "purpose credit" within the meaning of Regulation U or Regulation X. Following the application of the proceeds of each Loan, not more than twenty-five percent (25%) of the value of the assets of the Group (on a consolidated basis) will be Margin Stock. Neither any Obligor nor any agent acting on its behalf has taken or will take any action which could reasonably be expected to cause any of the Finance Documents or any of the documents or instruments delivered pursuant thereto to violate any regulation of the Board

       (including Regulations T, U and X) or to violate the US Securities Exchange Act of 1934 or any applicable US federal or state securities laws to an extent which could reasonably be expected to have a Material Adverse Effect.

20.17  Investment Company Act and Public Utility Holding Company Act

       It is not subject to regulation under the US Public Utility Holding Company Act of 1935 or the US Federal Power Act. It is not an "investment company", or a person "controlled" by an "investment company", as such terms are defined in the US Investment Company Act of 1940, as amended (15 U.S.C. ss.80a-1 et seq.).

20.18  No Security

       No Security exists over all or any of the present or future undertaking, revenue or assets of the Company or any of its Subsidiaries (except as set out in Clause 23.3(b)).

20.19  Environmental Law

       Neither the Company nor any of its Subsidiaries has breached any Environmental Law and each of them is in possession of all Environmental Licenses required for the conduct of its business and it has not breached in any material respect any of the terms and conditions of any such Environmental Licence which in any such case would have a Material Adverse Effect.

20.20  Repetition

       The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

       (a) the date of each Utilisation Request, the date of each notice pursuant to Clause 9.1 (Request for Term-Out Loans) and the last day of each Interest Period; and

       (b) in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor.

20.21  Acquired Companies

       Until the expiry of the period of 6 months after the date of the relevant Acquisition, the representations and warranties contained in Clauses 20.3(b) and (c) (Non-conflict with other obligations), 20.9(b) (No default), Clause 20.13 (No proceedings pending or threatened), Clause
       20.15 (Employee Benefit Plans) and Clause 20.19 (Environmental, Law) shall not apply to the company or business so acquired (or any of its Subsidiaries) provided that the Company shall advise the Agent promptly upon becoming actually aware of any breach of any such representation or warranty.

21.    INFORMATION UNDERTAKINGS

       The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1   Financial statements

       The Company shall supply to the Agent in sufficient copies for all the
       Lenders:

       (a) as soon as the same become available, but in any event within 180 days after the end of each of its financial years its audited consolidated financial statements for that financial year;

       (b) as soon as the same become available, but in any event within 90 days after the end of the first half of each of its financial years, its consolidated financial statements for that financial half year;

       (c) as soon as the same become available, but in any event within 45 days after the end of each quarter of each of its financial years, the quarterly management accounts of the Group in acceptable form, including a balance sheet and a profit and loss account as at the last day of each quarter.

21.2   Compliance Certificate

(a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (c) of Clause 21.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 22 (Financial covenants) as at the date as at which those financial statements were drawn up.

(b) Each Compliance Certificate shall be signed by either two directors of the Company or by one director of and the secretary of the Company.

21.3   Requirements as to financial statements

(a) Each set of financial statements delivered by the Company pursuant to Clause 21.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition as at the date as at which those financial statements were drawn up.

(b) The Company shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and the Company delivers to the Agent:

       (i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

       (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 22 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

      Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.4  Information: miscellaneous

      The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

      (a) all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

      (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

      (c) promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

21.5  Notification of default

(a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.   FINANCIAL COVENANTS

22.1  Financial Condition

      The Borrower shall ensure that:

      (a) the ratio of PBIT to Net Interest Payable will not be less than 4 to 1 in respect of any Relevant Period;

      (b) the ratio of Net Debt (as at the last day of the Relevant Period concerned) to EBITDA will not be more than 3 to 1 in respect of any Relevant Period.

22.2  Financial Covenant Calculations

      Debt, Net Debt, EBITDA, PBIT and Net Interest Payable shall be calculated and interpreted on a consolidated basis in accordance with GAAP and shall be expressed in sterling.

22.3  Definitions

      In this Clause 22:

      "Cash Equivalent Investments"  means:

      (a) debt securities denominated in euro, Sterling, US Dollars, Swiss Francs or Japanese Yen (or a currency readily convertible into the aforegoing) issued by the Government of a country which is a member of the OECD where there is outstanding sovereign debt issued by that country which is rated at least BBB+ by Standard & Poor's Corporation ("S&P's") or Baal by Moody's Investor Services Inc. ("Moody's"), where such debt securities have not more than 3 months to final maturity and are not by their terms convertible into any other form of security

      (b) debt securities denominated in euro, Sterling, US Dollars, Swiss Francs or Japanese Yen (or a currency readily convertible into the aforegoing) which have not more than 3 months to final maturity, are not convertible into any other form of security, are rated P1 by Moody's or A-1 by S&P's and are not issued or guaranteed by any member of the Group

      "Debt" means, as at any particular time, the consolidated Financial Indebtedness of members of the Group which is required to be accounted for as debt in the annual financial statements of the Group.

      "EBITDA" means, in relation to any Relevant Period, PBIT for that period after adding back all depreciation, amortisation and write downs of goodwill deducted in established PBIT, in each case for that Relevant Period.

      "Interest Payable" means, in relation to any Relevant Period, the aggregate amount of interest and any other recurring finance charges (including without limitation commitment commission) (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of Debt and payable to persons who are not the Company or wholly-owned Subsidiaries including:

      (a)   the interest element of leasing and hire purchase payments;

      (b) commitment fees, commissions (but not including arrangement fees) and guarantee fees; and

      (c) amounts in the nature of interest payable in respect of any shares other than equity share capital,

      (d) any amounts of such interest and other finance charges which may not have accrued payable in any relevant period and which are payable in a later period but are attributable to such relevant period, adjusted (but without double counting) by adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of the Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements, as determined (except as needed to reflect the terms of this Clause 22) from the financial statements of the Group and Compliance Certificates delivered under Clause 21 (Information Undertakings).

      "Net Debt" means, at any particular time, Debt less any Cash Equivalent Investments and any cash in hand or on deposit with any bank or financial institution incorporated in any OECD country at such time to the extent such cash is denominated in any freely convertible and transferable currencies and beneficially owned by any member of the Group unencumbered by any Security (except as permitted by Clause 23.3(b) (Negative pledge)).

      "Net Interest Payable" means, in relation to any Relevant Period, Interest Payable for that period less the amount of any interest receivable by any member of the Group in that period.

      "PBIT" means, in relation to any Relevant Period, the total consolidated operating profit of the Group of that Relevant Period before taking into account:

      (a)  Net Interest Payable;

      (b)  Tax;

      (c)  minority interests;

      (d) profits or losses on the sale or termination of operations, costs of a fundamental reorganisation or restructuring and results of discontinued operations;

      (e)  all extraordinary and exceptional items

      after adding back an amount equal to any amortisation of acquired goodwill and intangible assets in accordance with Accounting Standard FRS10, all as determined (except as need to reflect the terms of this Clause 22) from the financial statements of the Group and each Compliance Certificate delivered under Clause 21 (Information Undertakings).

      "Relevant Period" means each period of 12 months ending on the last day of each financial quarter of the Company.

23.   GENERAL UNDERTAKINGS

      The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1  Authorisations

      Each Obligor shall promptly:

      (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and

      (b)  supply certified copies to the Agent of,

      any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document subject to any limitations expressed in Clause 20.2 (Binding Obligations).

23.2  Compliance with laws

      Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

23.3  Negative pledge

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)   Paragraph (a) above does not apply to:

      (i) any Security listed in Schedule 9 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

      (ii) any lien arising by operation of law and in the ordinary course of business;

      (iii) any Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

            A. the Security was not created in contemplation of the acquisition of that asset by a member of the Group;

            B. the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

            C. the Security is removed or discharged within six months of the date of acquisition of such asset;

      (iv) any Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

             A. the Security was not created in contemplation of the acquisition of that company;

             B. the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

             C. the Security is removed or discharged within six months of that company becoming a member of the Group;

      (v) any Security existing by virtue of (a) any omnibus guarantee and set-off agreement entered into by any member of the Group with Lloyds TSB Bank Plc or (b) any right over any account of any member of the Group with any bank pursuant to which that bank is entitled to set-off against balances standing to the credit of such account debit balances on accounts of other members of the Group with that bank, so long as interest charged by that bank in respect of those debit balances is calculated net of any credit balances on any account against which that bank has those rights of set-off;

      (vi) any Security given by one member of the Group to another member of the Group;

      (vii) any Security over goods or documents evidencing title to goods arising in the ordinary course of a documentary credit transaction carried out in the ordinary course of business;

      (viii) Security covering assets the subject of equipment and finance leases, hire purchase or conditional sale or similar arrangements entered into by a member of the Group, provided that:

             A. such Security in existence prior to the date of this Agreement shall be permitted only to the extent that the Agent has prior to the date of this Agreement confirmed to the Company that it has received adequate written details as to the general nature and extent of the same (such confirmation not to be unreasonably withheld or delayed); or

             B. the amount secured by any such Security created after the date of this Agreement covering assets other than computers or office telecommunications equipment required for the business of the Group does not at any time exceed (Pounds)2,500,000;

      (ix) any Security created or outstanding with the prior written consent of the Majority Lenders; or

      (x) any Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security other than any permitted under paragraphs (i) to (ix) above) does not exceed (Pounds)40,000,000 (or its equivalent in another currency or currencies).

23.4  Disposals

(a) No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

      (i) made in the ordinary course of business of the disposing entity on an arm's length basis;

      (ii) of assets exchanged for or the consideration for which is to be reinvested in other assets comparable or superior as to type, value and quality;

      (iii)  of assets which have become obsolete and on an arm's length basis;

      (iv) where the higher of the market value or consideration receivable in respect of the relevant asset does not exceed (Pounds)20,000,000 or (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal under this paragraph

      (iv) does not exceed (Pounds)50,000,000 (or its equivalent in another currency or currencies) in any financial year.

      (v) the payment of cash in the ordinary course of the relevant company's business on an arm's length basis;

      (vi) payments made by it under this agreement or any other Financial Indebtedness permitted under this agreement;

      (vii)  permitted with the prior written consent of the Majority Lenders;

      (viii) of surplus assets on an arm's length basis;

      (ix) made by any member of the Group to any other member of the Group (other than cash loans);

      (x) of assets which are acquired as a result of an acquisition which a member of the Group has entered into prior to the date of this agreement or which is permitted under the terms of this Agreement in circumstances where such assets are not necessary for the continued operation of the relevant business and are disposed of on an arm's length basis;

      (xi) of assets in circumstances where the consideration payable in respect of the relevant disposal is payable substantially in cash provided that at least 75% of the net cash disposal proceeds are applied in reduction of the outstanding Loans or cancellation of Commitment in accordance with Clause 8.3 (Prepayment and Cancellation - Disposal Proceeds).

23.5  Merger

      No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction, except where a member of the Group is the surviving entity.

23.6  Change of business

      The Company shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement.

23.7  Insurance

      The Company will, and will procure that all other members of the Group will, maintain insurances on or in relation to their respective businesses and assets with underwriters and insurance companies of repute against such risks of the kinds customarily insured against by, and in amounts reasonably and commercially prudent for, companies carrying on similar businesses in similar locations.

23.8  Acquisitions

      The Company will not, and will procure that no member of its Group will, in any one financial year, make any Acquisition, whether by one or a series of transactions related or not, for consideration in cash or otherwise, where either:

      (a) the relevant Acquisition is a Class 1 transaction under the Listing Rules of the UK Listing Authority; or

      (b)   where:

            (i) the ratio of Net Debt (as at the last day of the Relevant Period as shown in the Compliance Certificate most recently delivered under Clause 21.2) to EBITDA (in respect of the Relevant Period as shown in the Compliance Certificate most recently delivered under Clause 21.2) is greater than 1.75:1 on any quarterly test date; and

            (ii) the aggregate cash consideration for Acquisitions which are made subsequent to such quarterly test date in the relevant financial year and in respect of which (whether the relevant Acquisition is in respect of a company, a business or an undertaking) EBITDA in respect of the previous 12 month period (as shown in the most recently produced audited accounts or, if available in relation to a later date, the interim accounts or pro forma management accounts for the relevant company, business or undertaking) is negative, exceeds (Pounds)50,000,000 in such financial year,

      Provided That:

      A. if an Acquisition as referred to in paragraph (b)(ii) above is made at a time when the ratio of Net Debt to EBITDA is greater than 1.75:1 and on a subsequent quarterly test date the ratio of Net Debt to EBITDA falls below 1.75:1, the cash consideration for such Acquisition will nevertheless be taken into account in determining the aggregate cash consideration for Acquisitions for the financial year in which such Acquisition was made;

      B. no Acquisition which is funded by a combination of at least 90 per cent equity investment and by not more than (Pounds)10,000,000 of cash consideration shall be prohibited by this Clause 23.8 nor shall such an Acquisition be taken into account in calculating the aggregate cash consideration for Acquisitions in any financial year;

      C. the restrictions in this Clause shall not apply to any Acquisitions approved in writing by the Majority Lenders.

23.9  US Matters:

      Each Obligor shall:

      (a) promptly upon the request of the Agent, deliver to the Agent copies of each Schedule B (Actuarial Information) to the Annual Report (IRS Form 5500 Series) with respect of each applicable Employee Plan;

      (b) (i) promptly and in any event within ten Business Days after it or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred; or (ii) in the case of any ERISA Event which requires advance notice under Section 4043(b)(3) of ERISA, promptly and in any event within five Business Days after such advance notice is required if either such event is reasonably likely to result in liability that could reasonably be expected to have a Material Adverse Effect, deliver to the Agent a statement of its chief financial officer or the chief financial officer of its ERISA Affiliate describing such ERISA Event and the action, if any, which it or such ERISA Affiliate proposes to take with respect thereto;

      (c) promptly and in any event within fifteen Business Days after receipt thereof by it or any of its ERISA Affiliates, deliver to the Agent copies of each notice from the PBGC stating its intention to terminate any Employee Plan or to have a trustee appointed to administer any Employee Plan;

      (d) during the term of this Agreement ensure that neither it nor any of its ERISA Affiliates shall engage in a complete or partial withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, from any Multiemployer Plan without the prior written consent of the Agent unless such withdrawal could not reasonably be expected to have a Material Adverse Effect;

      (e) promptly upon becoming aware of any event or condition which would constitute grounds for the termination of (or the appointment of a trustee to administer) any Employee Plan that could reasonably be expected to result in a liability that could have a Material Adverse Effect, provide an explanation by its chief financial officer or, as the case may be, the chief financial officer of its ERISA Affiliate affected by such event or condition, of such event or condition;

      (f) not, and shall ensure that none of its ERISA Affiliates shall, adopt an amendment to an Employee Plan requiring the provisions of security under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code in an amount that could reasonably be expected to have a Material Adverse Effect;

      (g) ensure that no Employee Plan is terminated under Section 4041 of ERISA unless such termination would not reasonably be expected to have a Material Adverse Effect; and

      (h) use the proceeds of, or made available by virtue of, the Facilities without violating any of Regulations U, T and X.

23.10  Priority Debt

       The Company will not, and will not permit any member of its Group to, create, issue, incur or assume Priority Debt unless the aggregate principal amount of all Priority Debt outstanding immediately thereafter (excluding Existing Priority Debt) does not exceed (Pounds)40,000,000. For the purposes of this clause 23.10, any person becoming a member of the Group after the date of this agreement shall be deemed, at the time it becomes such a member of the Group, to have incurred all of its then outstanding Debt at such time, and any person extending, renewing or replacing any Debt shall be deemed to have incurred such Debt at the time of such extension, renewal or replacement. This Clause 23.10 regulates the level of Priority Debt and nothing contained in this Clause shall be construed as permitting additional security beyond the level and categories of security permitted under Clause 23.3(b) of this Agreement.

23.11  Acquired Companies

       The undertakings and covenants contained in Clause 23.4 (Disposals) will not apply to or in respect of any company or business which is the object of any Acquisition by any member of the Group during the period from the date of such Acquisition and ending on the date which is 6 months after the date on which such Acquisition is completed (in this Clause 23.11 defined as the "Completion Date") in respect of:

       (a) matters arising before the Completion Date or after the Completion Date as a direct result of circumstances subsisting before the Completion Date; or

       (b) matters first arising after the Completion Date by reason of contractual arrangements entered into prior to the Completion Date provided that after such period the undertakings and covenants in Clause
      23.4 shall apply to all the members of the Group irrespective of when the relevant matter arose.

24.   EVENTS OF DEFAULT

      Each of the events or circumstances set out in Clause 24 is an Event of Default.

24.1  Failure to Pay

      Any Borrower fails to pay any amount (whether of principal, interest or otherwise) payable under the terms of this agreement (provided that no such failure or non-payment shall be an Event of Default if the Agent receives payment within three Business Days of the due date hereunder).

24.2  Failure to comply with Financial Covenants

      Any Obligor fails to comply with the covenants specified in clause 22 of this agreement.

24.3  Failure to Comply with other Covenants

      Any Obligor fails to comply with any other provision of this agreement or any other Finance Document and either such breach is, in the reasonable opinion of the Agent, not capable of remedy or such breach is, in the reasonable opinion of the Agent, capable of remedy and is not remedied within 21 days.

24.4  Breach of Representation or Warranty

      Any representation, warranty or statement which is made by any Obligor in any of the Finance Documents or which is contained in any certificate, statement or notice provided under or pursuant to any of the Finance Documents proves to have been incorrect or misleading in any material respect when made (or deemed repeated).

24.5  Cross-Default:

(i) any Financial Indebtedness in an amount exceeding (Pounds)2,500,000 or its equivalent of a member of the Group is not paid when due (or within any originally applicable grace period); or

(ii) an event of default howsoever described relating to a member of the Group occurs (taking into account any originally applicable grace period) under any document relating to Financial Indebtedness in an amount exceeding (Pounds)2,500,000 or its equivalent of such member of the Group which renders those Financial Indebtedness capable of being declared prematurely due and payable (save in the case of events of default under documents evidencing the principal debt related to Financial Indebtedness under paragraph (i) of the definition of that term where the relevant member of the Group satisfies its obligations under the relevant guarantee, indemnity or other suretyship obligation); or

(iii) any Financial Indebtedness in an amount exceeding (Pounds)2,500,000 or its equivalent of any member of the Group becomes prematurely due and payable or is placed on demand (other than where originally on demand) as a result of an event of default (however described) under the document relating to such Financial Indebtedness.

24.6   Inability to Pay Debts

(i) the Company or any Material Subsidiary becomes insolvent or unable to pay its debts as they fall due or admits its inability to pay its debts as they fall due;

(ii) any order is made or resolution passed or other action taken for the suspension of payments, protection from creditors or bankruptcy of the Company or any Material Subsidiary or the Company or any Material Subsidiary announces an intention to suspend making payments to all or any class of its creditors;

(iii) the Company or any Material Subsidiary, due to reasons which in the opinion of the Majority Banks acting reasonably relate to financial difficulty, convenes a meeting of all or any class of its creditors for the purpose of proposing or proposes or makes any arrangement or composition with, or any assignment for the benefit of, all or any class of its creditors;

(iv) the Company or any Material Subsidiary, due to reasons which in the opinion of the Majority Banks acting reasonably relate to financial difficulty, proposes or enters into any negotiations for or in connection with, the re-scheduling, restructuring or re-adjustment of any indebtedness or a moratorium is declared in respect of any of its indebtedness.

24.7   Distress or Attachment

       Any distress, execution, attachment, sequestration or other legal process affects the whole or any part of the assets of the Company or any Material Subsidiary in respect of assets of a value exceeding (Pounds)1,000,000 or its equivalent in aggregate and is not discharged within 14 days.

24.8   Insolvency:

(i) an administrative or other receiver or manager or similar officer is appointed of the Company or any Material Subsidiary over the whole or any part of the assets of the Company or any Material Subsidiary or the Company or any Material Subsidiary requests any person to appoint such a receiver or similar officer or any other procedural steps are taken to enforce any Encumbrance over any material property of the Company or a Material Subsidiary or any encumbrancer takes possession of all or any part of the assets of the Company or a Material Subsidiary;

(ii) any order is made or any resolution is passed or any petition is presented (other than a petition for a winding up which is not advertised or notified to any other creditor and is disputed by the Company or the relevant Material Subsidiary in good faith and which is dismissed or withdrawn within a period of 45 days (in the case of a US Obligor or a Material Subsidiary incorporated in the United States of America) or within a period of 14 days (in all other cases)) or other procedural steps (including the convening of any shareholders' meeting but excluding steps taken by a creditor with a view to issuing or presenting a petition to wind up) are taken for:

       (1) the receivership, winding up, dissolution or liquidation of the Company or a Material Subsidiary other than (a) for the purpose of a reconstruction or amalgamation the terms of which have previously been approved by the Agent in writing on the instructions of the Majority Banks; or (b) the solvent winding-up or dissolution of the Company or any Material Subsidiary the assets of which have been previously transferred to the Company or another Material Subsidiary;

       (2) the making of an administration order against the Company or any Material Subsidiary;

(iii) (any order is made or resolution passed or other action taken for the suspension of payments, protection from creditors or bankruptcy of the Company or any Material Subsidiary.

24.9   Invalidity, etc:

       This agreement shall in any respect no longer be in full force and effect or cease to be continuing or be or purport to be determined or be or become invalid or unenforceable or if the validity, enforceability or applicability thereof to any obligation purported to be guaranteed or payable shall be disputed by a member of the Group.

24.10  Other Jurisdictions:

       There is any occurrence or situation arising outside the jurisdiction of the High Court of Justice of England and Wales which shall have a substantially similar effect to clauses 24.5, 24.6, 24.7 and 24.8.

24.11  Unlawfulness:

       At any time it is or becomes unlawful for an Obligor to perform any of its obligations under any of the Finance Documents.

24.12  Cessation of Business:

       Any Obligor ceases, or announces an intention to cease to carry on all or a substantial part of its business other than by way of disposal permitted under clause 23.4.

24.13  Material Adverse Change:

       Any other event or series of events and whether related or not (including, without limitation, any material adverse change in the business, assets or financial position of the Group after the date of this Agreement) occurs as a result of which the Company could reasonably be expected to be unable to meet its payment or other material obligations under the Finance Documents to the Agent or any Bank.

24.14  ERISA Event:

(a) Any ERISA Event shall have occurred or is reasonably expected to occur, any Obligor or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Multiemployer Plan as a result of a violation of Section 515 of ERISA or under Section 4201, 4204 or 4212(c) of ERISA, the fair market value of the assets of any Employee Plan subject to Title IV of ERISA is less than the present value of the "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Employee Plan using the actuarial assumptions and methods used by the actuary to such Employee Plan in its most recent valuation of such Employee Plan, any Obligor or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of an Employee Plan under Section 409, 502(i), or 502(l) of ERISA or Section 401(a)(29), 4971 or 4975 of the Internal Revenue Code;

(b) there shall result from any such event or events the imposition of a lien, the granting of Security, or the incurrence of a liability or a material risk of incurring a liability; and

(c) such lien, Security or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

24.15  Acceleration

       On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

       (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

       (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

       (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

24.16  Acquired Companies

       Until the expiry of a period of 6 months following the date of the relevant Acquisition, the Event of Default contained in Clause 24.5(ii) and Clause 24.5(iii) (Cross-default) shall not apply to any or all of the company or business so acquired (or any of its Subsidiaries) where the relevant agreements were entered into before the completion of such Acquisition.

                                   SECTION 9
                               CHANGES TO PARTIES

25.   CHANGES TO THE LENDERS

25.1  Assignments and transfers by the Lenders
      Subject to this Clause 25, a Lender (the "Existing Lender") may:

      (a)  assign any of its rights; or

      (b) transfer by novation any of its rights and obligations, to another bank or financial institution (the "New Lender").

25.2  Conditions of assignment or transfer

(a) The consent of the Company is required for an assignment or transfer by a Lender unless the assignment or transfer is to another Lender or an Affiliate of a Lender. Assignments or transfers by a Lender must be made in minimum amounts of $5,000,000.

(b) The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent 10 Business Days after the Lender has requested it unless consent is expressly refused by the Company within that time.

(c) The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d) An assignment will only be effective on receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(e) A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with.

(f)   If:

      (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

      (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing

      Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3  Assignment or transfer fee

      The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of (Pounds)1,000.

25.4  Limitation of responsibility of Existing Lenders

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

      (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

      (ii)  the financial condition of any Obligor;

      (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

      (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

      and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

      (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

      (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)   Nothing in any Finance Document obliges an Existing Lender to:

      (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

      (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5  Procedure for transfer

(a) Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)   On the Transfer Date:

      (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the "Discharged Rights and Obligations");

      (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

      (iii) the Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

      (iv)  the New Lender shall become a Party as a "Lender".

25.6  Disclosure of information

      Any Lender may disclose to any of its Affiliates and any other person:

      (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

      (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

      (c) to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

      any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26.   CHANGES TO THE OBLIGORS

26.1  Assignments and transfer by Obligors

      No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2  Additional Borrowers

(a) The Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

     (i) in the case only of a Subsidiary which is not incorporated in the United Kingdom or the United States of America, all the Lenders approve the addition of that Subsidiary;

     (ii) the Company delivers to the Agent a duly completed and executed Accession Letter;

     (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

     (iv) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent).

26.3 Resignation of a Borrower

(a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if:

     (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and

     (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;

     whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

26.4 Additional Guarantors

(a) The Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if:

      (i) the Company delivers to the Agent a duly completed and executed Accession Letter; and

      (ii) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent).

26.5  Repetition of Representations

      Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

26.6  Resignation of a Guarantor

      The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter. The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if no Default (including, without limitation, a breach of Clause 23.11 (Priority Debt)) is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case).

                                   SECTION 10
                              THE FINANCE PARTIES

27.   ROLE OF THE AGENT AND THE ARRANGER

27.1  Appointment of the Agent

(a) Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each of the Arranger and the Lenders authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2  Duties of the Agent

(a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(c) The Agent shall promptly notify the Lenders of any Default arising under Clause 24.1 (Non-payment).

(d) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

27.3  Role of the Arranger

      Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

27.4  No fiduciary duties

(a) Nothing in this Agreement constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

(b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5  Business with the Group

      The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6  Rights and discretions of the Agent

(a)   The Agent may rely on:

      (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

      (ii) any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

      (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Failure to Pay));

      (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

      (iii) any notice or request made by the Company (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

(c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Agent may act in relation to the Finance Documents through its personnel and agents.

27.7  Majority Lenders' instructions

(a) Unless a contrary indication appears in a Finance Document, the Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arranger.

(c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8  Responsibility for documentation
      Neither the Agent nor the Arranger:

      (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum; or

      (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9  Exclusion of liability

(a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

27.10 Lenders' indemnity to the Agent

      Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

27.11 Resignation of the Agent

(a) The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

(b) Alternatively the Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent.

(c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in the United Kingdom).

(d) The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e) The Agent's resignation notice shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

27.12 Agency division separate

(a) In acting as Agent and/or Arranger for the Lenders, the agency section of the Capital Markets department of Lloyds TSB Bank Plc shall be treated as a separate entity from any other of the sections, departments or divisions of the Agent or its subsidiaries, and without detracting from the generality of the foregoing, in the event that any of the Agent's other sections, departments, divisions or subsidiaries should act for any member of the Group in any capacity whether as bankers or otherwise, any information given by any member of the Group to any of such sections, departments or divisions of the Agent or subsidiaries shall be treated as confidential by such sections, departments or divisions of the Agent and subsidiaries and the Agent shall between itself and the Lenders not be obliged to disclose the same to any other person (including the agency section of the Agent).

(b) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13 Relationship with the Lenders

(a) The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b) Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with
       Schedule 4 (Mandatory Cost formulae).

27.14  Credit appraisal by the Lenders

       Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

       (a) the financial condition, status and nature of each member of the Group;

       (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

       (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

       (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15  Lenders' tax status confirmation

       Each Lender confirms in favour of the Agent on the date of this Agreement or, in the case of a Lender which becomes a Party pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective that either:

       (a) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its share of the Loan and associated interest; or

       (b) it is a bank as defined for the purposes of section 349 of the Taxes Act and is beneficially entitled to its share of the Loan and associated interest, and each Lender shall promptly notify the Agent if there is any change in its position from that set out above.

27.16  Reference Banks

       If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

27.17  Agent's Management Time

       Any amount payable to the Agent under Clause 16.3 (Indemnity to the Agent), Clause 18 (Costs and expenses) and Clause 27.10 (Lenders' indemnity to the Agent) shall include the cost of utilising the Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 13 (Fees).

28.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES

       No provision of this Agreement will:

       (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

       (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

       (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.    SHARING AMONG THE LENDERS

29.1   Payments to Lenders

       If a Lender (a "Recovering Lender") receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

       (a) the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery to the Agent;

       (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

      (c) the Recovering Lender shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2  Redistribution of payments

      The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 30.5 (Partial payments).

29.3  Recovering Lender's rights

(a) On a distribution by the Agent under Clause 29.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

29.4  Reversal of redistribution

      If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

      (a) each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

      (b) that Recovering Lender's rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

29.5  Exceptions

(a) This Clause 29 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b) A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

      (i) it notified the other Lenders of the legal or arbitration proceedings; and

      (ii) the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

                                   SECTION 11
                                 ADMINISTRATION

30.   PAYMENT MECHANICS

30.1  Payments to the Agent

(a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

30.2  Distributions by the Agent

      Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

30.3  Distributions to an Obligor

      The Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4  Clawback

(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds (acting reasonably).

30.5  Partial payments

(a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

      (i) first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Arranger under the Finance Documents;

      (ii) secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

      (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

      (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6  No set-off by Obligors

      All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7  Business Days

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8  Currency of account

(a) Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9  Change of currency

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

      (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and

      (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.   SET-OFF

      A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.   NOTICES

32.1  Communications in writing

      Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax, letter or telex.

32.2  Addresses

      The address, fax number and telex number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

      (a)  in the case of the Company that identified with its name below;

      (b) in the case of each Lender or any other Original Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

      (c)  in the case of the Agent, that identified with its name below,

      or any substitute address, fax number, telex number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

32.3  Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

      (i)   if by way of fax, when received in legible form; or

      (ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

      (iii) if by way of telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice,

      and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)   All notices from or to an Obligor shall be sent through the Agent.

(d) Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

32.4  Notification of address, fax number and telex number

      Promptly upon receipt of notification of an address, fax number and telex number or change of address, fax number or telex number pursuant to Clause
      32.2 (Addresses) or changing its own address, fax number or telex number, the Agent shall notify the other Parties.

32.5  English language

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

      (i)   in English; or

      (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.   CALCULATIONS AND CERTIFICATES

33.1  Accounts

      In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2  Certificates and Determinations

      Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3  Day count convention

      Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.   PARTIAL INVALIDITY

      If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.   REMEDIES AND WAIVERS

      No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.   AMENDMENTS AND WAIVERS

36.1  Required consents

(a) Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

36.2  Exceptions

(a) An amendment or waiver that has the effect of changing or which relates to:

      (i)    the definition of "Majority Lenders" in Clause 1.1 (Definitions);

      (ii) an extension to the date of payment of any amount under the Finance Documents;

      (iii) a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

      (iv)   an increase in Commitment or the Total Commitments;

      (v) a change to the Borrowers or Guarantors other than in accordance with Clause 26 (Changes to the Obligors);

      (vi) any provision which expressly requires the consent of all the Lenders;

      (vii) Clause 2.2 (Lenders' rights and obligations), Clause 25 (Changes to the Lenders) or this Clause 36; or

      (viii) any extension of an Availability Period,

      shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

37.   COUNTERPARTS

      Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 12
                         GOVERNING LAW AND ENFORCEMENT

38.   GOVERNING LAW

      This Agreement is governed by English law.

39.   ENFORCEMENT

39.1  Jurisdiction of English courts

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2  Service of process

      Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

      (a) irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

      (b) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

      Each Obligor expressly agrees and consents to the provisions of this Clause 39.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

                                  SCHEDULE 1
                             The Original Parties
                                    PART I
                             The Original Obligors

Name of Original Borrower                    Registration number (or equivalent, if any)

The Sage Group Plc                                            2231246


Name of Original Guarantor                   Registration number (or equivalent, if any)

The Sage Group Plc                                            2231246

                                    PART II
                             The Original Lenders



Name of Original Lender      Facility A Commitment       Facility B Commitment

Lloyds TSB Bank Plc          $250,000,000                $250,000,000

                                  SCHEDULE 2
                             Conditions precedent
                                    PART I
                  Conditions precedent to initial Utilisation

1.  Original Obligors

(a)   A copy of the constitutional documents of each Original Obligor.

(b) A copy of a resolution of the board of directors (or a committee of that board) of each Original Obligor:

      (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

      (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

      (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c) If the resolution under paragraph (b) above is a resolution of a committee, a copy of the resolution of the board of directors of the Original Obligor constituting that committee and evidencing its authority to consider and approve the Finance Documents and the transactions contemplated thereby.

(d) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(e) A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Original Obligor to be exceeded.

(f) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.  Legal opinions

(a) A legal opinion of CMS Cameron McKenna, legal advisers to the Arranger and the Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b) If an Original Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers to that Obligor in the relevant jurisdiction and addressed to the Arranger, the Agent and the Original Lenders substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.  Other documents and evidence

(a) Evidence that any process agent referred to in Clause 39.2 (Service of process), if not an Original Obligor, has accepted its appointment.

(b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)   The Original Financial Statements of each Original Obligor.

(d) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Fees) and Clause 18 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(e) Evidence in a form satisfactory to the Agent that immediately upon first drawdown under this agreement, the Existing Facilities will be repaid and cancelled in full and any Security securing the same will be discharged in full.

(f)  The Syndication Side Letter.

(g) The standard payments instructions in respect of the proceeds of a Utilisation signed by the relevant Borrower.

                                    PART II
                      Conditions precedent required to be
                       delivered by an Additional Obligor

1. An Accession Letter, duly executed by the Additional Obligor and the Company.

2.  A copy of the constitutional documents of the Additional Obligor.

3.  A copy of a resolution of the board of directors of the Additional Obligor:

    (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

    (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and

    (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

4. A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5. A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6. A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

7. A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8. A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9. If available, the latest audited financial statements of the Additional Obligor.

10. A legal opinion from the legal advisers to the Arranger and the Agent in England.

11. If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, a legal opinion of the legal advisers reasonably acceptable to the Agent in the jurisdiction in which the Additional Obligor is incorporated and addressed to the Arranger, the Agent and the Original Lenders.

12. If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause
     39.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

                                  SCHEDULE 3
                                   Requests
                                    PART I
                              Utilisation Request

From:  Borrower

To:    [___________________] as Agent

Dated:

Dear Sirs

        The Sage Group Plc and others - $500,000,000 Facility Agreement

       dated        [                  ] 2001 (the "Facility Agreement")

1.  We wish to borrow a Loan on the following terms:
    Proposed Utilisation Date:  [___________________] (or, if that is not a
                              Business Day, the next Business Day)

    Facility to be utilised:  [Facility A]/[Facility B]*

    Currency of Loan:  [___________________]

    Amount:  [___________________] or, if less, the Available Facility

    Interest Period:  [___________________]

2. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3.  The proceeds of this Loan should be credited to [account].

4.  This Utilisation Request is irrevocable.

                                Yours faithfully



                    .......................................
                            authorised signatory for
                          [name of relevant Borrower]


-------------------------
*  Delete as appropriate.

                                    PART II
                               Selection Notice
                         Applicable to a Term-Out Loan

From:

To:  [___________________] as Agent

Dated:

Dear Sirs

        The Sage Group Plc and others - $500,000,000 Facility Agreement

         dated        [              ] 2001 (the "Facility Agreement")

1. We refer to the following Term-Out Loan[s] in [identify currency] with an Interest Period ending on [___________________].*

2. [We request that the above Term-Out Loan[s] be divided into [___________________] Term-Out Loans with the following Base Currency Amounts and Interest Periods:]**

    or

    [We request that the next Interest Period for the above Term-Out Loan[s] is [___________________]].***

3. We request that the above Term-Out Loan[s] [is]/[are] [denominated in the same currency for the next Interest Period]/[denominated in the following
    currencies: [                                  ].  As this results in a
    change of currency we confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Selection Notice. The proceeds of any change in currency should be credited to [account]].

4.  This Selection Notice is irrevocable.



                                Yours faithfully


                    .......................................
                            authorised signatory for

                               [                ]


--------------------------
* Insert details of all Term-Out Loans in the same currency which have an Interest Period ending on the same date.

**   Use this option if division of Loans is requested.

***  Use this option if sub-division is not required.

                                  SCHEDULE 4
                            Mandatory Cost formulae

1. The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Reference Banks' Additional Cost Rates and will be expressed as a percentage rate per annum.

3. The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by the Reference Banks to the Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4. The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

     (a)  in relation to a sterling Loan:

           AB + C(B - D) + E x 0.01
           ------------------------ per cent. per annum
               100 - (A + C)

     (b)  in relation to a Loan in any currency other than sterling:

                   E x 0.01
                   --------  per cent. per annum.
                     300

     Where:

     A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Reference Bank is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

     B is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

     C is the percentage (if any) of Eligible Liabilities which that Reference Bank is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

     D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

     E is the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees

          Regulations) and expressed in pounds per (Pounds)1,000,000 of the Fee Base of that Reference Bank.

5.   For the purposes of this Schedule:

     (a) "Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

     (b) "Fees Regulations" means the Banking Supervision (Fees) Regulations 2000 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and

     (c) "Fee Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. The Agent shall distribute to the Lenders the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Reference Bank pursuant to paragraph 3 above.

8. Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

9. The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

                                  SCHEDULE 5
                         Form of Transfer Certificates


                          Form of Transfer Certificate


To:   Lloyds TSB Bank plc
      St George's House
      6/8 Eastcheap
      London EC3M 1AE

      Attention:  Capital Markets Group



                              TRANSFER CERTIFICATE


relating to the agreement (as the same may have been amended or novated from
time to time the "Facility Agreement") dated [              ] 2001 whereby a
$500,000,000 facility was made available to The Sage Group PLC and certain of its subsidiaries. Terms defined in the Facility Agreement shall have the same meaning herein.

1. [Transferor] (the "Transferor") confirms the accuracy of the summary of its Commitment and its participation in the Loans set out in the Schedule below and requests [Transferee] (the "Transferee") to accept and procure the transfer to the Transferee of [the whole/[ ] per cent] of such Commitment and its participation in the Loans by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

2. The Transferee hereby requests the Agent to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of clause 25.5 of the Facility Agreement so as to take effect in accordance with the terms thereof on [date of transfer] or, if later, the date on which the Agent executes this Transfer Certificate.

3. The Transferee warrants to the Transferor, the Agent, the Arranger and the Lenders that it has received a copy of the Facility Agreement and the other Finance Documents, together with such other information and documents as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Transferor, the Agent, the Arranger or the Lenders to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Transferor, the Agent, the Arranger or the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Obligors, the other members of the Group or any other person.

4. The Transferee hereby undertakes with the Transferor and each of the other parties to the Facility Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Facility Agreement will be assumed by it after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

5. Neither the Transferor, the Agent, the Arranger nor any of the Lenders has made or makes any representation or warranty whether written or oral, express or implied or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Agreement or the other Finance Documents and assumes no responsibility for the financial condition of any of the Obligors, the other members of the Group or any other person or for the performance and observance by any of the Obligors, the other members of the Group or any other person of any of their obligations under the Facility Agreement or the Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

6. The Transferor hereby gives notice to the Transferee that the Transferor is under no obligation to repurchase all or any part of the rights and obligations hereby transferred at any time nor to support any losses directly or indirectly incurred or suffered by the Transferee for any reason whatsoever. The Transferee hereby acknowledges the absence of any such obligation.

7.    The Transferee represents and warrants that it is a Qualifying Lender.

8. This Transfer Certificate shall be governed by and construed in accordance with English law and the provisions of Section 12 of the Facility Agreement shall (as they affect the Obligors) apply with respect to any agreement arising in consequence of this Transfer Certificate.

Note:
----

1. No transfer of part of a Lender's Commitment or participation in a Loan shall be effective unless the amount of the Commitment expressed to be transferred is the whole thereof or otherwise an amount of not less than $5,000,000.

2. Lenders and future Transferees are advised not to employ Transfer Certificates or otherwise to assign or transfer interests in the Facility Agreement without first ensuring that the transaction complies with all applicable laws and regulations, including the Financial Services Act, 1986 and regulations made thereunder.

                                  THE SCHEDULE

             (Commitment/rights and obligations to be transferred)


Commitment:                        Total Loans Outstanding                      Participation in
Undrawn Portion                  (Facility A)   (Facility B)                   Loans Outstanding
                                                                          (Facility A)   (Facility B)
------------------------------------------------------------------------------------------------------------
[           ]                    [          ]  [          ]               [           ]  [          ]
------------------------------------------------------------------------------------------------------------

                        (The Transferee's participation)

      Percentage of Commitment and participation in Loans transfer: [   ]%

                                 Transfer Date
                                 -------------

                                 [           ] 2001

In witness whereof this Transfer Certificate has been executed on behalf of the Transferor and the Transferee.

By:  ....................  By:  ..................
For: [Transferor]               For: [Transferee]

Date:                           Date:

                                Address:

                                Fax:
                                Telephone:

                                Attention:

This Transfer  Certificate is accepted by the Agent and the Transfer Date is
confirmed as [     ].


By:  ..................
For [Agent]

                                  SCHEDULE 6
                            Form of Accession Letter

To:  [___________________] as Agent

From:  [Subsidiary] and [Company]

Dated:

Dear Sirs

        The Sage Group Plc and others - $500,000,000 Facility Agreement

         dated        [              ] 2001 (the "Facility Agreement")

1. [Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Facility Agreement as an Additional Guarantor pursuant to Clause 26.4 (Additional Guarantors) of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

2.   [Subsidiary's] administrative details are as follows:

     Address:

     Fax No:

     Attention:

3.   This letter is governed by English law.

This Accession Letter is entered into by deed.

The Sage Group Plc            [Subsidiary]

                                  SCHEDULE 7
                           Form of Resignation Letter

To:  [___________________] as Agent

From:  [resigning Obligor] and [Company]

Dated:

Dear Sirs

              The Sage Group Plc - $500,000,000 Facility Agreement

              dated        [       ] 2001 (the "Facility Agreement")

1. Pursuant to Clause 26.6 (Resignation of a Guarantor), we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Facility Agreement.

2.   We confirm that:

     (a) no Default is continuing or would result from the acceptance of this request; and

     (b)  [___________________]

3.   This letter is governed by English law.

     [Company]                     [Subsidiary]


     By:                            By:

                                  SCHEDULE 8
                         Form of Compliance Certificate

To:    [___________________] as Agent

From:    The Sage Group Plc

Dated:


Dear Sirs

              The Sage Group Plc - $500,000,000 Facility Agreement

              dated     [       ] 2001 (the "Facility Agreement")

1.   We refer to the Facility Agreement. This is a Compliance Certificate.

2.   We confirm that no Default is continuing*

3.   We confirm that:

     (a) the ratio of PBIT to Net Interest Payable in respect of the Relevant Period ended on [___________________] was [___________________] to 1;
          and

     (b) the ratio of Net Debt to EBITDA in respect of the Relevant Period ended on [___________________] was [___________________] to 1;

     (c)  the Priority Debt as at the end of the Relevant Period was [      ];

     (d)  the aggregate value of acquisitions referred to in Clause 23.8(b)(ii)
          which were made during the Relevant Period ended on [      ] when
          the ratio of Net Debt: EBITDA was above 1.75:1 was [        ];

     (e)  the following companies are Material Subsidiaries as at today's date:
          [List];

     (f) the statements made in 3(a) and (b) above are based on the following calculations:


Signed           ........................          ........................
                 Director                          Director
                 of                                of
                 The Sage Group Plc                The Sage group Plc

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

                                  SCHEDULE 9
                               Existing Security

                                     None.

                                  SCHEDULE 10
                    LMA Form of Confidentiality Undertaking

                      LMA CONFIDENTIALITY LETTER (SELLER)

                  [Letterhead of Seller/Seller's agent/broker]

To:

[                                  ]  [insert name of Potential Purchaser/
[                                  ]  Purchaser's agent/broker
[                                  ]
[                                  ]
[                                  ]


Re:  The Agreement

[Borrower:                         ]
[Date:                             ]
[Amount:                           ]
[Agent:                            ]

Dear Sirs

We understand that you are considering [acquiring](1) [arranging the acquisition of](2) an interest in the Agreement (the "Acquisition"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.    Confidentiality Undertaking

      You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and
      (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.    Permitted Disclosure

      We agree that you may disclose Confidential Information:

      (a) to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

      [(b) subject to the requirements of the Agreement, in accordance with the Permitted Purpose so long as any prospective purchaser has delivered a letter to you in equivalent form to this letter;]

      [(b/c)](3)  subject to the requirements of the Agreement, to any person to
                  (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or the Borrower or any member of the Group so long as that person has delivered a letter to you in equivalent form to this letter; and

      [(c/d)](3)  (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or
                  (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.    Notification of Required or Unauthorised Disclosure

      You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(d)]3 or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.    Return of Copies

      If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)](3) above.

5.    Continuing Obligations

      The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in the Agreement or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.    No Representation; Consequences of Breach, etc

      You acknowledge and agree that:

      (a) neither we, [nor our principal] nor any member of the Group nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

      (b) we [or our principal](4) or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.    No Waiver; Amendments, etc

      This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8.    Inside Information

      You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9     Nature of Undertakings

      The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of [our principal,]4 the Borrower and each other member of the Group.

10.   Governing Law and Jurisdiction

      This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

11.   Definitions

      In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

      "Confidential Information" means any information relating to the Borrower, the Group, the Agreement and/or the Acquisition provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Group and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

      "Group" means the Borrower and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 1985);

      "Permitted Purpose" means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of]2 considering and evaluating whether to enter into the Acquisition; and

      "Purchaser Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

 ...................................

For and on behalf of

[Seller/Seller's agent/broker]

To:  [Seller]

     [Seller's agent/broker]

     The Borrowers and each other member of the Group


We acknowledge and agree to the above:



 ...................................

For and on behalf of
[Potential Purchaser/Purchaser's agent/broker]

                                  SCHEDULE 11
                                   Timetables

"D - " refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.


                                                     Loans in euro,        Loans in sterling        Loans in other
                                                    Japanese Yen and                                  currencies
                                                      Swiss Francs
---------------------------------------------------------------------------------------------------------------------
Request for approval as an Optional Currency,             N/A                     N/A                   D - 5
 if required (Clause 4.3 (Conditions relating                                                         10:00 a.m.
 to Optional Currencies))
---------------------------------------------------------------------------------------------------------------------
Agent notifies the Lenders of the request                 N/A                     N/A                   D - 5
 (Clause 4.3 (Conditions relating to Optional                                                         3:00 p.m.
 Currencies))
---------------------------------------------------------------------------------------------------------------------
Responses by Lenders to the request (Clause               N/A                     N/A                   D - 4
 4.3 (Conditions relating to Optional                                                                 1:00 p.m.
 Currencies))
---------------------------------------------------------------------------------------------------------------------
Agent notifies the Borrower if a currency is              N/A                     N/A                   D - 4
 approved as an Optional Currency in                                                                  5:00 p.m.
 accordance with Clause 4.3 (Conditions
 relating to Optional Currencies)
---------------------------------------------------------------------------------------------------------------------
Delivery of a duly completed Utilisation                 D - 3                  D - 1                   D - 3
 Request (Clause 5.1 (Delivery of a                   10:00 a.m.             10:00 a.m.              10:00 a.m.
 Utilisation Request)) or a Selection Notice
 (Clause 11.1 (Selection of Interest Periods))
 or Clause 11.2 (Changes to Interest Periods)
 or Clause 11.4 (Consolidation and Division of
 Term-Out Loans)
---------------------------------------------------------------------------------------------------------------------
Delivery of a Selection Notice (Clause 6.1 -            D - 3                  D - 1                   D - 3
 Operational Currencies)                              10.00am                10.00am                 10.00am
---------------------------------------------------------------------------------------------------------------------
Agent determines (in relation to a                      D - 3                  D - 1                   D - 3
 Utilisation) the Base Currency Amount of the         11:00 a.m.             11:00 a.m.              11:00 a.m.
 Loan, if required under Clause 5.4 (Lenders'
 participation)
---------------------------------------------------------------------------------------------------------------------
Agent notifies the Lenders of the Loan  in              D - 3                  D - 1                   D - 3
 accordance with Clause 5.4 (Lenders'                  1:00 p.m.              1:00 p.m.               1:00 p.m.
 participation)
---------------------------------------------------------------------------------------------------------------------

                                                Loans in euro,        Loans in sterling        Loans in other
                                               Japanese Yen and                                  currencies
                                                 Swiss Francs
---------------------------------------------------------------------------------------------------------------------
Agent receives a notification from a Lender       D - 3                  D - 1                   D - 3
 under Clause 6.2 (Unavailability of a            3:00 p.m.              3:00 p.m.               3:00 p.m.
 currency)
---------------------------------------------------------------------------------------------------------------------
Agent gives notice in accordance with Clause      D - 3                  D - 1                   D - 3
 6.2 (Unavailability of a currency)               5:00 p.m.              5:00 p.m.               5:00 p.m.
---------------------------------------------------------------------------------------------------------------------
Agent determines amount of the Loan in            D - 3                  D - 1                   D - 3
 Optional Currency in accordance with Clause      11:00 a.m.             11:00 a.m.              11:00 a.m.
 6.3 (Change of currency)
---------------------------------------------------------------------------------------------------------------------
Agent calculates the amount of Term-Out Loan      D - 3                  D - 1                   D - 3
 in the Optional Currency for second              11:00 a.m.             10:00 a.m.              11:00 a.m.
 successive Interest Period (Clause 6.4 (Same
 Optional Currency during successive Interest
 Periods))
---------------------------------------------------------------------------------------------------------------------
LIBOR is fixed                                    Quotation Day          Quotation Day           Quotation Day as of
                                                  as of 11:00 a.m.       as of 11:00 a.m.        11:00 a.m.
---------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 12
                             Material Subsidiaries

                                 UK Companies
                                  ------------



UK Companies                                   Registered No                   Registered Office
-----------------------------------------------------------------------------------------------------------
Sage Software Limited                            1045967             Sage House
                                                                     Benton Park Road
                                                                     Newcastle upon Tyne
                                                                     NE7 7LZ
-----------------------------------------------------------------------------------------------------------
Tetra plc                                        2498852             Sage Enterprise House
                                                                     Vanwall Business Park
                                                                     Maidenhead
                                                                     SL6 4UB
-----------------------------------------------------------------------------------------------------------
Sage Enterprise Solutions Limited                1446230             Sage Enterprise House
                                                                     Vanwall Business Park
                                                                     Maidenhead
                                                                     SL6 4UB
-----------------------------------------------------------------------------------------------------------
Sage Overseas Limited                            2514472             Sage House
                                                                     Benton Park Road
                                                                     Newcastle upon Tyne
                                                                     NE7 7LZ
-----------------------------------------------------------------------------------------------------------
Sage Holdings Limited                            3610110             Sage House
                                                                     Benton Park Road
                                                                     Newcastle upon Tyne
                                                                     NE7 7LZ
-----------------------------------------------------------------------------------------------------------
Sage Finance Limited                             2586446             Sage House
                                                                     Benton Park Road
                                                                     Newcastle upon Tyne
                                                                     NE7 7LZ
-----------------------------------------------------------------------------------------------------------
Sage Jesmond Limited                             3912993             Sage House
                                                                     Benton Park Road
                                                                     Newcastle upon Tyne
                                                                     NE7 7LZ
-----------------------------------------------------------------------------------------------------------
Sage Quayside Limited                            3912983             Sage House
                                                                     Benton Park Road
                                                                     Newcastle upon Tyne
                                                                     NE7 7LZ

UK Companies                                   Registered No                   Registered Office
-----------------------------------------------------------------------------------------------------------
Sage Finance II Limited                          3912990             Sage House
                                                                     Benton Park Road
                                                                     Newcastle upon Tyne
                                                                     NE7 7LZ
-----------------------------------------------------------------------------------------------------------
Sage (South Gosforth) Limited                    3471088             Sage House
                                                                     Benton Park Road
                                                                     Newcastle upon Tyne
                                                                     NE7 7LZ
-----------------------------------------------------------------------------------------------------------

                                Non-UK Companies
                                ----------------

UK Companies                                   Registered No                   Registered Office
-----------------------------------------------------------------------------------------------------------
Ciel SA                                           France             11 Rue de Cambrai
                                                                     75917 Paris
                                                                     Cedex 19
                                                                     France
-----------------------------------------------------------------------------------------------------------
Sage France SA                                    France             10 Rue Fructidor
                                                                     775834 Paris
                                                                     Cedex 17
                                                                     France
-----------------------------------------------------------------------------------------------------------
Sage KHK Software GmbH                            Germany            Auf der Schanze 39
                                                                     61348 Bad Homburg
                                                                     Germany
-----------------------------------------------------------------------------------------------------------
Sage KHK Software GmbH & Co KG                    Germany            Berner Strasse 23
                                                                     60437 Frankfurt am Main
                                                                     Germany
-----------------------------------------------------------------------------------------------------------
Safe Software Inc                                   US               56 Technology Drive
                                                                     Irvine
                                                                     CA 92618
                                                                     USA
-----------------------------------------------------------------------------------------------------------
Sage US Inc                                         US               56 Technology Drive
                                                                     Irvine
                                                                     CA 92618
                                                                     USA

UK Companies                                   Registered No                   Registered Office
-----------------------------------------------------------------------------------------------------------
Sage US Holdings Inc                                US               CT Corporation
                                                                     350 North Street
                                                                     Paul Street
                                                                     Dallas
                                                                     TX 75201
                                                                     USA
-----------------------------------------------------------------------------------------------------------
Peachtree Software Inc                              US               1505 Pavilion Place
                                                                     Norcross
                                                                     Georgia 30093
                                                                     USA
-----------------------------------------------------------------------------------------------------------
Sage Delaware                                 US Partnership         56 Technology Drive
                                                                     Irvine
                                                                     CA 92618
                                                                     USA
-----------------------------------------------------------------------------------------------------------
Best Software Inc                                   US               5511 Staples Mill Road
                                                                     Richmond
                                                                     VA 23228
                                                                     USA
-----------------------------------------------------------------------------------------------------------

                                   SCHEDULE 13

                             Existing Priority Debt


                                                      Actual
                                                   (Pounds)'000s
----------------------------------------------------------------------------
Sage Software Limited
            Short term loan                              12
            Finance leases                               52
----------------------------------------------------------------------------
Sage Enterprise Solutions Limited
            Finance leases                              400
----------------------------------------------------------------------------
Ciel SA
            Profit sharing                              492
----------------------------------------------------------------------------
Sage France SA
            Bank loans                                  222
----------------------------------------------------------------------------
Total                                                 1,178
----------------------------------------------------------------------------

The Company

The Sage Group Plc

Address:      Sage House
              Benton Park Road
              Newcastle Upon Tyne
              NE7 7LZ

Fax No:       0191 255 0306
Attention:    Paul Harrison
By:           P. Harrison        PAUL HARRISON

The Original Borrower
The Sage Group plc
Address:      Sage House
              Benton Park Road
              Newcastle Upon Tyne
              NE7 7LZ

Fax No:       0191 255 0306
Attention:    Paul Harrison
By:           P. Harrison        PAUL HARRISON

The Original Guarantor
The Sage Group Plc
Address:      Sage House
              Benton Park Road
              Newcastle Upon Tyne
              NE7 7LZ

Fax No:       0191 255 0306
Attention:    Paul Harrison
By:           P. Harrison        PAUL HARRISON

The Arranger

LLOYDS TSB BANK Plc

Address:      Capital Markets
              Specialised Products
              St Georges House
              PO Box 787
              6-8 Eastcheap
              London  EC3M 1AE

Fax No:       020 7661 4677

Attention:    Les Tinsley

By:           L. H. Tinsley   LES TINSLEY

The Original Lender
LLOYDS TSB BANK Plc
Address:      PO Box 96
              6/7 Park Row
              Leeds L51 1NX

Fax No:       0113 237 2176
Attention:    Chris Taylor
By:           L. H. Tinsley   LES TINSLEY

The Agent
LLOYDS TSB BANK Plc
Address:      Loan Administration
              Lloyds TSB Bank plc
              Wine Street
              Bristol BS1 2AN
Fax No:       0117 923 3367
Attention:    The Senior Manager
By:           L. H. Tinsley   LES TINSLEY


(1) delete if addressee is acting as broker or agent.
(2) delete if addressee is acting as principal.
(3) delete as applicable.
(4) delete if letter is sent out by the Seller rather than the Seller's broker or agent.